                        SANTA FE PACIFIC RETIREMENT PLAN
                        --------------------------------

                            (Restated To Incorporate
                            First Through Eighteenth
                                  Amendments)





July 25, 1995

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                               Page
                                               ----
ARTICLE 1 - ESTABLISHMENT OF THE PLAN

     1.01    Adoption of the Plan               12

     1.02    Amendment of Predecessor Plans     12

     1.03    Assumption of Assets and
               Liabilities of Predecessor
               Plans                            13

     1.04    Internal Revenue Service Approval  13


ARTICLE 2 - DEFINITIONS

     2.01                                       13

     2.02    Actuarial Equivalent               13

     2.03    Affiliated Company                 13

     2.04    Beneficiary                        13

     2.05    Board                              14

     2.06    Code                               14

     2.07    Company                            14

     2.08    Committee                          14

     2.09    Compensation                       14

     2.10    Contingent Annuitant               15

     2.11    Covered Employment                 15

     2.12    ERISA                              15

     2.13    Leave of Absence                   15

     2.14    Participating Company              15

     2.15    Plan Compensation                  15

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
     2.16    Plan Year                          16

     2.17    Salaried Employment                16

     2.18    Trust                              16

     2.19    Trustee Transfer                   16

     2.20                                       16


ARTICLE 3 - PARTICIPATION

     3.01    Continuing Participation           16

     3.02    New Participation                  16


ARTICLE 4 - SERVICE

     4.01    Vesting Service                    17

     4.02    Benefit Service                    18

     4.03    Effect of Long-Term Disability
               on Service                       18

     4.04    Rule of Parity                     19


ARTICLE 5 - ACCRUED BENEFIT

     5.01    Determination of Accrued Benefit   20

     5.02    Social Security Pay Level          20

     5.03    Railroad Retirement Pay Level      21

     5.04    Railroad Benefit Service           21

     5.05    Non-Railroad Benefit Service       21

     5.06    Form of Accrued Benefit            21

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
     5.07    Nonforfeitable Right to
               Accrued Benefit                  21

     5.08    Nonduplication of Benefits         21


ARTICLE 6 - NORMAL RETIREMENT

     6.01    Normal Retirement Date             22

     6.02    Normal Retirement Benefit          22

     6.03    Time of Payment                    22

     6.04    Benefit Supplement                 22


ARTICLE 7 - EARLY RETIREMENT

     7.01    Early Retirement Eligibility Date  23

     7.02    Early Retirement Benefit           23

     7.03    Early Retirement Reduction         23

     7.04    Early Retirement Supplemental
               Benefit                          23

     7.05    Benefit Supplement                 24


ARTICLE 8 - VESTED RIGHTS

     8.01    Eligibility for Benefits           24

     8.02    Vested Right Benefit               25

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
ARTICLE 9 - FORMS OF RETIREMENT BENEFITS

     9.01    Basic Form                         25

     9.02    Optional Forms                     25

     9.03    Retirement Benefit Rounded to
               Nearest Dollar                   26

     9.04    Procedure for Electing Optional
               Forms                            27

     9.05    Effective Date of Forms of
               Retirement Benefits              27

     9.06    Information on Optional Forms      27

     9.07    Single Sum Payment of Certain
               Benefits                         27


ARTICLE 10 - PRERETIREMENT SURVIVING SPOUSE BENEFIT

     10.01   Surviving Spouse Benefit           28

     10.02   Certain Deaths Prior to
               January 1, 1985                  29


ARTICLE 11 - SPECIAL PROVISIONS FOR MEMBERS OF
               PREDECESSOR PLANS

     11.01   Applicability                      29

     11.02   Refunds of Employee Contribu-
               tions to SP Plan                 29

     11.03   Preretirement Death Benefit
               for Former Member of SP Plan     30

     11.04   Minimum Retirement Benefit         30

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
     11.05   Retirement Benefits for
               Employees Retiring Under
               Predecessor Plans on and
               After June 1, 1984               30

     11.06   Retirement Benefits for
               Certain Members of Predecessor
               Plans                            31


ARTICLE 12 - FUNDING OF THE PLAN

     12.01   Establishment of the Trust         32

     12.02   Contributions to the Trust         32

     12.03   Purpose                            32

     12.04   Reversion to Participating
               Companies                        33


ARTICLE 13 - ADMINISTRATION

     13.01   Administration Committee           34

     13.02   Allocation of Responsibility
               Among Fiduciaries                34

     13.03   Administration Committee
               Powers and Duties                34

     13.04   Rules and Decisions                35

     13.05   Claim Review Procedure             36

     13.06   Notices                            36

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
ARTICLE 14 - LIMITATIONS ON BENEFITS

     14.01   Limitation                         37


ARTICLE 15 - TERMINATION AND DISTRIBUTION

     15.01   Allocation and Distribution
               on Termination                   37

     15.02   Temporary Restrictions on
               Benefits for Certain
               Participants                     43

     15.03   Exclusions from Temporary
               Restrictions                     44

     15.04   Definitions Applicable to
               Sections 15.02 and 15.03         44

     15.05   Termination of Temporary
               Restrictions                     45

     15.06   Termination Following Change
               in Control                       45

     15.07   Elimination of Nonprotected
               Benefits                         46


ARTICLE 16 - MISCELLANEOUS PROVISIONS

     16.01   Indemnification Provisions         47

     16.02   Participation by Other
               Affiliated Companies             47

     16.03   Successor Company Continuance
               of Participation                 47

     16.04   Amendment of Plan                  48

     16.05   Merger of Consolidation with
               Another Plan                     48


                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----

     16.06   Participating Company With-
               drawal from Plan                 49

     16.07   Nonassignability of Rights of
               Participants                     50

     16.08   Payments to Minors or Disabled
               Persons                          50

     16.09   Suspension of Benefits During
               Certain Periods of Employment
               or Reemployment                  51

     16.10   Participation by Employees of
               the Toledo, Peoria & Western
               Railroad Company                 52

ARTICLE 17 - TOP-HEAVY LIMITATIONS

     17.01   Definition of Top-Heavy Plan       52

     17.02   Top-Heavy Plan Requirements        53

     17.03   Definitions                        55

     17.04   Cessation of Top-Heavy
               Requirements                     55

SUPPLEMENT A

     A-1     Purpose                            57

     A-2     Establishment of Offering
               Periods and Eligible Groups      57

     A-3     Eligibility for Special
               Supplemental Benefits            57

     A-4     Amount of Special Supplemental
               Benefits                         58

     A-5     Form of Payment                    58

     A-6     Form of Offering Period and
               Eligible Groups                  59


                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----

SUPPLEMENT B

     B-1     Purpose, Use of Terms              60

     B-2     Transfer of Assets and
               Liabilities                      60

     B-3     Participating Company              60

     B-4     Termination of Participation       60

     B-5     Spinoff of Liabilities             60

     B-6     Nonduplication of Benefits         62

     B-7     Segregation of Assets              62

     B-8     Separate Application After
               Closing Date                     63

     B-9     Conflicts Between Plan and
               This Supplement                  63


SUPPLEMENT C

     C-1     Purpose, Use of Terms              65

     C-2     Transfer of Assets and
               Liabilities                      65

     C-3     Participating Company              65

     C-4     Transfer of Liabilities            65

     C-5     Nonduplication of Benefits         67

     C-6     Spinoff of Assets                  67

     C-7     Conflicts Between Plan and
               This Supplement                  70

             Exhibit A                          71

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
SUPPLEMENT D

     D-1     Purpose, Use of Terms              77

     D-2     Participants Affected              77

     D-3     Recognition of Service             77

     D-4     Offset of GF Retirement Plan
               Benefits                         77

     D-5     Plan Compensation                  78

     D-6     Conflicts                          78


SUPPLEMENT E

     E-1     Purpose, Use of Terms              79

     E-2     Transfer of Assets and
               Liabilities                      79

     E-3     Participating Company              79

     E-4     Transfer of Liabilities            80

     E-5     Nonduplication of Benefits         81

     E-6     Spinoff of Assets                  81

     E-7     Conflicts Between Plan and
               this Supplement                  82

             Exhibit A                          83

                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                               Page
                                               ----
SUPPLEMENT F
     F-1     Purpose                            89

     F-2     Establishment of Offering
               Periods and Eligible Groups      89

     F-3     Eligibility for an Early
               Retirement Window Benefit        89

     F-4     Entitlement to a Voluntary
               Termination Early Retirement
               Window Benefit                   90

     F-5     Entitlement to an Involuntary
               Termination Early Retirement
               Window Benefit                   91

     F-6     Amount of Early Retirement
               Window Benefit                   92

     F-7     Form of Payment                    93

     F-8     Form of Offering Periods and
               Eligible Groups                  93

     Schedule A                                 95

                               SANTA FE PACIFIC
                               ----------------

                                RETIREMENT PLAN
                                ---------------



                                   ARTICLE 1
                                   ---------

                           ESTABLISHMENT OF THE PLAN
                           -------------------------



1.01 Adoption of the Plan. The Santa Fe Pacific Retirement Plan described herein (hereinafter called the "Plan") is adopted by Santa Fe Pacific Corporation (hereinafter called the "Company") effective January 1, 1985 to provide retirement benefits for its eligible salaried employees.

1.02 Amendment of Predecessor Plans. Effective January 1, 1985 the Plan amends, replaces, and combines the following plans (hereinafter called "Predecessor Plans"):

         (a) the Santa Fe Retirement Plan as in effect on December 31, 1984 attached hereto as Exhibit I (hereinafter called the "SF Plan"), and

         (b) the Southern Pacific Retirement Plan as in effect on December 31, 1984 attached hereto as Exhibit II (hereinafter called the "SP Plan").

         Section 10.02 of the Plan is effective for both the Santa Fe Plan and the Southern Pacific Plan on August 23, 1984. Article 14 of the Plan amends Article 10 of the SF Plan effective January 1, 1984. Article 17 of the Plan is effective with regard to the SF Plan effective October 1, 1984.

         The rights and benefits of each Participant on and after January 1, 1985 and of each person who retired under a Predecessor Plan on or after both his early retirement date under the Predecessor Plan and June 1, 1984 shall be determined under the Plan. The rights and benefits of each other member or former member of the Predecessor Plans who does not become a Participant on and after January 1, 1985 shall be determined under the provisions of the Predecessor Plan in which he was a member in effect upon his termination of employment.

1.03     Assumption of Assets and Liabilities of Predecessor
         Plans. Effective January 1, 1985 all assets and liabilities of the Predecessor Plans shall be assumed by the Plan.

1.04     Internal Revenue Service Approval.  The Plan and the
         Trust established under the Plan are adopted subject to the approval of the Internal Revenue Service. The Company may make any changes in the Plan necessary to obtain Internal Revenue Service approval.



                                   ARTICLE 2
                                   ---------

                                  DEFINITIONS
                                  -----------


2.01 As used in the Plan, the following terms have the meanings specified below unless the context clearly indicates otherwise:

2.02 Actuarial Equivalent: equality in value of the aggregate amounts expected to be received under different forms of payment, based upon factors and actuarial tables as shown in Schedule A attached.

         For employees who retired under the SF Plan prior to August 1, 1983, the factors and actuarial tables in the SF Plan at the time of retirement shall be used. For employees who retired under the SF Plan between August 1, 1983 and December 31, 1984, the factors and actuarial tables in the SF Plan as of August 1, 1983 or the factors in Schedule A attached hereto shall be used, whichever produces the larger benefit.

2.03 Affiliated Company: the Company and any corporation more than 80 percent of the voting stock or 80 percent of all classes of stock of which is held either directly or indirectly through subsidiaries by the Company. Affiliated Company shall also mean any trade or business under common control with an Affiliated Company within the meaning of
         Section 414(c) of the Code.

2.04 Beneficiary: any person or entity designated to receive any benefits under the Plan in the event of the death of a Participant.

2.05     Board:  the Board of Directors of the Company.

2.06     Code:  the Internal Revenue Code of 1954 as amended from time to time.

2.07     Company:  the Santa Fe Pacific Corporation.

2.08     Committee:  the Administration Committee as defined in Article 13.

2.09 Compensation: the total basic salary payable to a Participant for Salaried Employment, plus displacement or make-up allowances, commissions and cash only bonuses payable for Salaried Employment other than special or extraordinary bonuses payable upon a change of control of Southern Pacific Transportation Company, and for employees of Santa Fe Pacific Pipelines, Inc., overtime pay. A Participant's base salary is the regular rate of pay specified for his position and does not include automobile allowances, imputed income under any group term life insurance program, moving expense or other reimbursements, fringe benefits or similar items. Compensation includes any contributions made under a salary reduction agreement to a qualified cash or deferred arrangement, to a non-qualified salary deferral plan, or to a flexible compensation program.

         In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, Compensation taken into account under the Plan shall not exceed $150,000, as adjusted for changes in the cost of living, as provided in
         Section 415(d) of the Code, for the purpose of calculating a Participant's accrued benefit (including the right to any optional benefit provided under the Plan) for any plan year commencing after September 30, 1994. However the accrued benefit determined in accordance with the preceding sentence shall not be less than the accrued benefit determined on September 30, 1994, without regard to the preceding sentence. For Plan Years commencing after September 30, 1989, and before September 30, 1994, Compensation taken into account under the Plan shall not exceed $200,000, as adjusted for changes in the cost of living, as provided in Section 415(d) of the Code, for the purpose of calculating a Participant's accrued benefit (including the right to any optional benefit provided under the Plan). However, the accrued benefit determined in accordance with the preceding sentence shall not be less than the accrued benefit determined on September 30, 1989, without regard to the preceding sentence.

2.10 Contingent Annuitant: any person designated by a Participant to receive, if the Participant dies after his retirement benefit has commenced and if the Participant is survived by such person, part or all of the retirement benefit payable to the Participant.

2.11     Covered Employment:  Salaried Employment with a Participating Company.

2.12 ERISA: the Employee Retirement Income Security Act of 1974 as amended from time to time.

2.13 Leave of Absence: any period during which a Participant, at the direction of a Participating Company, is (i) on leave from his employment, including but not limited to sick or disability leave, or
         (ii) on a temporary layoff without pay, or (iii) in military service, without compensation by an Affiliated Company, of the United States or of any state thereof under any compulsory service law, or on active duty in such forces in time of national or local emergency, provided that he returns to Salaried Employment within the time prescribed by law for the restoration of his service.

2.14 Participating Company: any Affiliated Company which elects to participate in the Plan pursuant to Section 16.02.

2.15 Plan Compensation: a Participant's total Compensation during his period of Salaried Employment, for the 60 consecutive months during the 10 year period immediately prior to the termination of his Salaried Employment for which his total Compensation is the highest, divided by
         60. For this purpose, any period of employment in a non-salaried position shall be ignored in determining consecutive months. If a Participant has not received Compensation for 60 consecutive months during such 10 year period, his Plan Compensation shall equal the total of his Compensation for the longest period of consecutive months during such 10 year period divided by the total number of months of Compensation so considered. For the purpose of calculating Compensation for 60 consecutive months, any fractional month shall be rounded to the nearest whole month and shall be calculated at the rate of pay in effect for such month. Compensation paid less frequently than once every month and Compensation which is exchanged for an Exchange Grant under the ATSF Incentive Compensation Bonus Stock Program or any similar program maintained by an Affiliated Company shall be treated as having been received and paid on a pro rata monthly basis over the period for which it was earned.

2.16     Plan Year:  the period beginning on October 1 and ending on September
         30.

2.17 Salaried Employment: employment while permanently assigned to a salaried position with an Affiliated Company.

2.18 Trust: any and all trust funds created by agreement between the Company and a trustee, as from time to time amended.

2.19 Trustee Transfer: means a transfer from the Plan of an amount for the benefit of the Participant to the trustee of an eligible retirement plan within the meaning of Section 401(a)(31)(D) of the Code, provided such plan provides for the receipt of such transfers.

2.20 Wherever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine genders, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.



                                   ARTICLE 3
                                   ---------

                                 PARTICIPATION
                                 -------------


3.01 Continuing Participation. Any person who was a member of a Predecessor Plan on December 31, 1984 shall be a Participant of the Plan effective January 1, 1985 if he is then in Covered Employment.

3.02 New Participation. Any person in Covered Employment on or after January 1, 1985 shall become a Participant of the Plan on the latest of:

         (a) the first anniversary of the date his employment commenced or any October 1 thereafter provided that he had been compensated by an Affiliated Company for at least 1,000 hours during the immediately preceding 12 months, or

         (b)  his 21st birthday, or

         (c)  the date he enters into Covered Employment.

         For purposes of determining eligibility to participate in the Plan employment shall include service as a leased employee within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if leased employees constitute less than twenty percent of the nonhighly compensated work force of the company and its Affiliated Companies, within the meaning of Section 414(n)(5)(C)(ii) of the Code, employment shall not include service as a leased employee who is covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of the Plan.



                                   ARTICLE 4
                                   ---------

                                    SERVICE
                                    -------


4.01     Vesting Service.  A Participant's Vesting Service shall be the sum of:

         (a) his Vesting Service, if any, as of December 31, 1984 under the SF Plan plus any additional Vesting Service that would have been credited to him under such plan if Vesting Service under such Plan had not been limited to service after age 22,

         (b) his Years of Service, if any, as of December 31, 1984 under the SP Plan,

         (c) the number of calendar years after 1984 in which he is compensated by an Affiliated Company and/or is on Leave of Absence for at least 1,000 hours. For any month in which an employee has been compensated or on Leave of Absence for one hour, he shall be deemed to have been compensated for a minimum of 190 hours,

         (d) any period during which a Participant whose Covered Employment has been terminated by an Affiliated Company is eligible to receive severance benefits under a formal severance program sponsored by an Affiliated Company.

         Vesting Service shall include service as a leased employee within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if leased employees constitute less than twenty percent of the nonhighly compensated work force of the company and its Affiliated Companies, within the meaning of Section 414(n)(5)(C)(ii) of the Code, employment shall not include service as a leased employee who is covered by a plan described in Section 414(n)(5) of the Code unless otherwise provided by the terms of the Plan.

4.02     Benefit Service.   A participant's Benefit Service shall be the sum of:

         (a) his Benefit Service, if any, as of December 31, 1984 under the SF Plan,

         (b) the sum of his Participation Service and his Non-Participation Service, if any, as of December 31, 1984 under the SP Plan,

         (c) 1/12 of the number of months after 1984 either during which he receives Compensation for one or more days of Covered Employment or during which he is on Leave of Absence for one or more days immediately following a period of Covered Employment,

         (d) 1/12 of the number of months of prior or intervening employment, other than Covered Employment, by a Participating Company which was not credited as Benefit Service under a Predecessor Plan, provided that the Participant, subsequent to such prior or intervening employment, has five consecutive years of Benefit Service in Salaried Employment,

         (e) any period during which a Participant whose Covered Employment has been terminated by an Affiliated Company is eligible to receive severance benefits under a formal severance program sponsored by an Affiliated Company.

4.03 Effect of Long-Term Disability on Service. If a Participant is receiving benefits under a long-term disability plan maintained by a Participating Company, he shall continue as a Participant and shall continue to accrue Vesting Service and Benefit Service as if he had continued in Covered Employment while receiving such disability benefits. His Compensation, at the rate of his Compensation as of the date of his disability, shall be deemed to continue while he is receiving disability benefits.

4.04 Rule of Parity. Notwithstanding Sections 4.01 and 4.02 hereof, the Plan shall disregard Vesting Service and Benefit Service in accordance with the following provisions:

         (a) The Plan shall not be required to take into account Vesting Service earned by a Participant, whose Accrued Benefit under the Plan is forfeitable, prior to the conclusion of a period of consecutive one-year breaks in service if the number of consecutive one-year breaks in service within such period equals or exceeds the greater of (i) five (5); or (ii) the aggregate number of years of Vesting Service earned by such Participant before such period.

         (b) The Plan shall not be required to take into account Benefit Service earned by a Participant prior to the conclusion of a period of consecutive one-year breaks in service if such period permits the Plan to disregard the Participant's Vesting Service as provided in paragraph 4.04(a).

         (c)  For the purposes of this Section 4.04, a one-

              year break in service means a calendar year within which the Participant is compensated by an Affiliated Company and/or is on Leave of Absence for not more than 500 hours; provided that a Participant shall not have a one-year break in service for any calendar year if (i) on the last day of the calendar year he is in Salaried Employment; (ii) in the calendar year he commenced a maternity/paternity absence or (iii) such calendar year follows the calendar year described in (ii). For any month in which an employee has been compensated or on Leave of Absence for one hour, he shall be deemed to have been compensated for a minimum of 190 hours.

         (d) For the purposes of this Section 4.04, a maternity/paternity absence means a paid or unpaid absence from employment commencing on or after January 1, 1987 (including an unapproved Leave of Absence) with an Affiliated Company (i) by reason of the pregnancy of the Participant; (ii) by reason of the birth of a child of the Participant; (iii) by reason of the placement of a child under age 18 with the Participant in connection with the adoption of the child by the Participant (including a trial period prior to adoption); and (iv) for purposes of caring for a child of the Participant immediately following the birth or adoption of such child by such Participant. The Participant must provide to the satisfaction of the Committee or its agent that the absence meets the above requirements and must supply information concerning the length of the absence unless the Committee has access to relevant information without the Participant submitting it.

         (e) This Section 4.04 shall operate to disregard Vesting Service and Benefit Service as of and after the date it is effective with respect to any participant who meets the requirements of paragraphs 4.04(a) or (b) either before, as of, or after such date.



                                   ARTICLE 5
                                   ---------

                                ACCRUED BENEFIT
                                ---------------


5.01 Determination of Accrued Benefit. A Participant's Accrued Benefit, payable monthly, shall be the following percentages multiplied by portions of his Plan Compensation.

                                                 Percentage per
         Portion of Plan                            Year of
           Compensation                          Benefit Service
          ---------------                        ---------------
         Up to the Social                              1.0%
         Security Pay Level

         Above the Social                              1.6%
         Security Pay Level

5.02 Social Security Pay Level. The Social Security Pay Level is 1/12 of "Covered Compensation" as defined in Revenue Ruling 71-446 for an individual attaining age 65 in the calendar year of a Participant's termination of Salaried Employment. The annual "Covered Compensation" amount shall be rounded to the nearest whole multiple of $600.

5.03 Railroad Retirement Pay Level. The Railroad Retirement Pay Level is 1/12 of the average over the 5 full calendar years immediately preceding the Participant's termination of Salaried Employment of the maximum amount of annual earnings on which Tier II benefits under the Railroad Retirement Act are based.

5.04 Railroad Benefit Service. A Participant's Railroad Benefit Service is the number of years of his Benefit Service during which he is covered by the Railroad Retirement Act, up to a maximum of 40 years.

5.05 Tier II Offset. If a Participant has at least ten (10) years of Railroad Benefit Service with the Company or any Affiliated Company, his or her Accrued Benefit shall be reduced by a portion of his or her Tier II benefits under the Railroad Retirement Act. Such portion shall be an amount (not greater than his or her Tier II benefits under the Railroad Retirement Act before any early retirement reduction factors are applied) equal to 0.7% of his or her Plan Compensation up to his or her Railroad Retirement Pay Level multiplied by his or her years of Railroad Benefit Service.

5.06     Form of Accrued Benefit.  The Accrued Benefit, as determined in this
         Article 5, and the offset under Section 5.05, is the amount of retirement benefit payable monthly commencing at a Participant's Normal Retirement Date under the basic form described in Section 9.01(a) -- an amount which is payable to a Participant for his lifetime with no further payments to anyone else after the Participant's death. If a Participant's retirement benefit is paid under any other form, his retirement benefit will be reduced to the Actuarial Equivalent of his Accrued Benefit.

5.07 Nonforfeitable Right to Accrued Benefit. A Participant shall have a nonforfeitable right to his Accrued Benefit (payable under the provisions of the Plan and subject to the Tier II offset provided under
         Section 5.05) on the earlier of:

         (a)  his completion of 5 years of Vesting Service, or
         (b)  his Normal Retirement Date.

5.08 Nonduplication of Benefits. If Benefit Service under this Plan includes any period for which a Participant is entitled to receive a benefit from another qualified defined benefit plan of an Affiliated Company, then the benefit under this Plan shall be reduced by the actuarial equivalent of the benefit payable under such other plan.



                                   ARTICLE 6
                                   ---------

                               NORMAL RETIREMENT
                               -----------------


6.01 Normal Retirement Date. The Normal Retirement Date of a Participant is his 65th birthday.

6.02 Normal Retirement Benefit. A Participant whose employment with an Affiliated Company terminates on or after his Normal Retirement Date shall receive his Accrued Benefit commencing on the date after such termination of employment.

6.03 Time of Payment. Each Participant who is entitled to a retirement benefit in accordance with the Plan shall be entitled to have his retirement benefit commence no later than the 60th day after the close of the Plan Year in which (i) the Participant attains age 65 or (ii) the Participant's employment with an Affiliated Company is terminated, whichever is later, but in no event shall the distribution of a Participant's retirement benefit commence later than April 1 of the calendar year in which the Participant attains age 70 1/2. Notwithstanding anything in this Section 6.03 to the contrary, if the amount of the payments required to commence on the date determined under this Section cannot be ascertained or the person entitled thereto cannot be located by such a date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained or such person located.

6.04 Benefit Supplement. If a Participant or surviving spouse attains or would attain at least age 66 on or before December 31, 1992 and is receiving a benefit on May 1, 1992 under this Article 6, the Participant (or his surviving spouse) shall receive a benefit supplement in the amount of $10 per month for each full year of age over 65 as of December 31, 1992 with a maximum benefit supplement of $100.00 per month, calculated as of May 1, 1992. This benefit supplement shall be paid in accordance with the method of payment used in respect to the benefit provided under this Article 6.



                                   ARTICLE 7
                                   ---------

                               EARLY RETIREMENT
                               ----------------


7.01 Early Retirement Eligibility Date. The Early Retirement Eligibility Date of a Participant is the first day following the later of (i) his 55th birthday and (ii) his completion of 10 years of Vesting Service, but not later than his Normal Retirement Date.

7.02 Early Retirement Benefit. A Participant whose employment with an Affiliated Company terminates on or after his Early Retirement Eligibility Date and before his Normal Retirement Date shall be entitled to receive, at the option of the Participant, either:

         (a)  his Accrued Benefit commencing on his Normal Retirement Date, or

         (b) his Accrued Benefit reduced by the Participant's Early Retirement Reduction commencing on any day elected by the Participant following his Early Retirement Eligibility Date and preceding his Normal Retirement Date.

7.03 Early Retirement Reduction. A Participant's Early Retirement Reduction is based on the number of months that the commencement of his retirement benefit precedes the month in which the earlier of the following occurs:

         (a)  his Normal Retirement Date, or

         (b) the later of his 62nd birthday or the date he would have completed 30 years of Benefit Service had he continued in employment.

         The Early Retirement Reduction is 1/360th for each such month prior to his 60th birthday and 1/180th for each such month thereafter.

7.04 Early Retirement Supplemental Benefit. If the retirement benefit of a Participant who retires on or after his Early Retirement Date, or of a former Participant who receives a severance allowance under a formal severance program sponsored by an Affiliated Company until he retires on or after his Early Retirement Date, commences before the earliest date on which he could receive a benefit under either the Railroad Retirement Act or the Social Security Act, assuming he applied for and did not voluntarily disqualify himself from receiving such benefit, he shall be paid a temporary supplemental retirement benefit. Such supplemental retirement benefit shall be paid for each month for which he receives a retirement benefit until such earliest date or his 62nd birthday, whichever occurs first. The amount of such supplemental benefit shall be $15 per month multiplied by the Participant's Benefit Service up to 20 years. The amount of such supplemental benefit shall not be affected by nor subject to the form of the Participant's retirement benefit under Article 9, any Early Retirement Reduction or any reduction of a Participant's retirement benefit under Section 11.05.

7.05 Benefit Supplement. If a Participant or surviving spouse attains or would attain at least age 66 on or before December 31, 1992 and is receiving a benefit on May 1, 1992 under this Article 7, the Participant (or his surviving spouse) shall receive a benefit supplement in the amount of $10 per month for each full year of age over 65 as of December 31, 1992 with a maximum benefit supplement of $100.00 per month, calculated as of May 1, 1992. This benefit supplement shall be paid in accordance with the method of payment used in respect to the benefit provided under this Article 7.



                                   ARTICLE 8
                                   ---------

                                 VESTED RIGHTS
                                 -------------


8.01 Eligibility for Benefit. A Participant whose employment with an Affiliated Company terminates both:

         (a)  prior to his 55th birthday, and

         (b) on or after the date he has completed 5 years of Vesting Service, or

         (c)  after his 55th birthday and prior to normal retirement date, and

         (d) on and after the date he has completed 5 years but less than 10 years of Vesting Service.

         shall be eligible for a Vested Right Benefit.

8.02 Vested Right Benefit. A Participant eligible for a Vested Right Benefit shall receive, at his option, either:

         (a) his Accrued Benefit commencing on the first day of the month following his Normal Retirement Date, or

         (b) if Participant has completed 10 years of Vesting Service, his Accrued Benefit reduced by the Participant's Early Retirement Reduction (as described in Section 7.03) commencing on the first day of any month designated by the Participant following his 55th birthday and preceding his Normal Retirement Date.



                                   ARTICLE 9
                                   ---------

                         FORMS OF RETIREMENT BENEFITS
                         ----------------------------


9.01     Basic Form.  Unless a Participant elects otherwise, as prescribed in
         Section 9.04, his retirement benefit shall be paid in the form and amount described below:

         (a) A Participant who is unmarried on the date his retirement benefit commences shall receive a retirement benefit in the amount described in Article 6, 7 or 8, whichever is applicable, payable for his lifetime, with no further payments made after his death.

         (b) A Participant who is married on the date his retirement benefit commences shall receive a lower retirement benefit which is the Actuarial Equivalent of the amount described in Article 6,

              7 or 8, whichever is applicable, payable for his lifetime, and, upon his death, if he is survived by the spouse to whom he was married on the date his retirement benefit commenced, 66-2/3% of such lower retirement benefit shall be paid to such spouse for such spouse's lifetime.

9.02 Optional Forms. A Participant may elect, as prescribed in Section 9.04, to receive a retirement benefit, in lieu of the basic form described in paragraph 9.01, in one of the following optional forms:

         (a)  Option 1:  the retirement benefit described in paragraph 9.01(a).

         (b)  Option 2:  a lower retirement benefit than the amount described in
              Article 6, 7 or 8, payable as long as the Participant is living and, if the Participant dies before he has received a retirement benefit for 120 months, payment of his retirement benefit will continue to his Beneficiary for the balance of 120 months.

         (c)  Option 3:  a lower retirement benefit than the amount described in
              Article 6, 7 or 8, payable as long as either the Participant or his Contingent Annuitant is living.

         (d)  Option 4:  a lower retirement benefit than the amount described in
              Article 6, 7 or 8, payable as long as the Participant is living and half of such lower retirement benefit, payable after the death of the Participant to the surviving Contingent Annuitant for his lifetime.

         (e)  Option 5:  a lower retirement benefit than the amount described in
              Article 6, 7 or 8, payable as long as the Participant is living and two-thirds of such lower retirement benefit, payable after the death of the Participant to the surviving Contingent Annuitant for his lifetime.

         Anything in the foregoing to the contrary notwithstanding, no optional form may be elected under which the Participant's retirement benefit is less than 50% of the retirement benefit that would then be provided to the Participant under Section 9.01(a). This limitation shall, however, not be applicable under any optional form where the Participant's spouse is the Contingent Annuitant.

         Notwithstanding any other provision of the Plan, a Participant may not elect any optional form which provides for payments over a period which exceeds the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his spouse or Contingent Annuitant.

9.03 Retirement Benefit Rounded to Nearest Dollar. Regardless of the form in which a Participant's retirement benefit is paid, the amount of the retirement benefit actually paid to the Participant and to any spouse or Contingent Annuitant shall be rounded to the nearest whole dollar.

9.04 Procedure for Electing Optional Forms. Optional forms can become effective only if elected in accordance with this Section 9.04. A Participant may elect an optional form or revoke or change any prior election of an optional form at any time provided that written notice of such election, change or revocation is delivered to the Committee in advance of the date on which payment of his retirement benefit commences. If a Participant is married and wishes to elect Option 1 or any other optional form under which his spouse is not his Contingent Annuitant, he must submit to the Committee his spouse's written consent to his election, executed and witnessed by a plan representative or a notary not more than 90 days before the commencement of retirement benefits.

9.05 Effective Date of Forms of Retirement Benefits. Any basic form or optional form shall be effective only on the date the Participant's retirement benefit commences.

9.06 Information On Optional Forms. No later than six months prior to a Participant's Early Retirement Date, the Committee shall furnish the Participant notification of the availability of an election of an optional form, the circumstances under which it will be provided and its financial effect on the Participant's retirement benefit.

9.07 Single Sum Payment of Certain Benefits. Notwithstanding any other provision of the Plan to the contrary, in the event that a retirement benefit payable to any person has a single sum present value of not more than $3,500 as determined below, the

         Committee shall make a full payment of such retirement benefit as soon as practicable following a Participant's termination of employment or at the discretion of the Committee, on the date when such retirement benefit would commence, in full satisfaction of any liability of the Plan and the Trust to such person. Such single sum shall be based upon the mortality table specified in Schedule A and the interest rates on 30-year Treasury Constant Maturities published monthly in Federal Reserve Releases G.13 and H.15. The rate for the Plan Year shall be an average of the daily rates for the month preceding the first day of the Plan Year. In the event that a retirement benefit payable to any person has a single sum present value of zero on the date of such person's termination of employment with an Affiliated Company, such retirement benefit shall be deemed to have been paid to such person.

         With respect to any payment hereunder which is Two Hundred Dollars ($200.00) or over and constitutes an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), a Participant may direct the Plan to have such payment paid in the form of a Trustee Transfer, provided the Plan receives written notice of such direction with specific instructions as to the eligible retirement plan as defined in Section 401(a)(31)(D) of the Code to which the Trustee Transfer is to be made on or prior to the applicable notice date for payment.



                                   ARTICLE 10
                                   ----------

                     PRERETIREMENT SURVIVING SPOUSE BENEFIT
                     --------------------------------------


10.01 Surviving Spouse Benefit. If a Participant, or a former Participant who was credited with at least one hour of service on or after January 1, 1976, dies after he has completed 5 years of Vesting Service and before his retirement benefit commences, and such Participant is survived by his spouse, his spouse shall receive:

         (a) if the Participant's death occurs before his Early Retirement Eligibility Date, the retirement benefit the spouse would have received if the Participant had terminated employment immediately prior to his death, survived to his Early Retirement Eligibility Date (or such later date as may be elected by the surviving spouse), elected to commence his benefit under Option 4 designating his spouse as Contingent Annuitant, and then died on the day after his benefit payments commenced.

         (b) if the Participant's death occurs on or after his Early Retirement Eligibility Date, the retirement benefit the spouse would have received if the Participant had retired immediately prior to his death (assuming Section 7.01 permitted such early retirement) and had elected Option 4.

         Payments of the retirement benefit to the surviving spouse shall be made for each month or partial month after the applicable date under paragraph (a) or (b) above for the spouse's lifetime.

10.02 Certain Deaths Prior to January 1, 1985. Section 10.01(a) shall be effective for deaths of any qualifying Participants or former Participants under a Prior Plan which occurred after August 22, 1984 but before January 1, 1985; provided, however, that the amount of the benefit to the surviving spouse shall be determined under the applicable Prior Plan provisions.



                                   ARTICLE 11
                                   ----------

              SPECIAL PROVISIONS FOR MEMBERS OF PREDECESSOR PLANS
              ---------------------------------------------------


11.01 Applicability. Notwithstanding any other provision of the Plan, a Participant who either was a member of a Predecessor Plan on December 31, 1984 or retired under a Predecessor Plan on or after June 1, 1984 shall be eligible for benefits as described in this Article 11 to the extent that such Participant meets the requirements for such benefits as described in this Article 11.

11.02 Refunds of Employee Contributions to SP Plan. Upon the death of a Participant or former Participant who was a member of the SP Plan on December 31, 1984 and who made contributions to the SP Plan prior to August 1, 1968, the excess, if any, of:

         (a) such contributions plus interest paid at the rate of 5% compounded annually commencing July 1, 1975 and ending on the last day of the month in which such contributions are refunded, over

         (b) the total retirement benefits, if any, received by the Participant and his spouse or Contingent Annuitant.

         (c) shall be paid to the Beneficiary of the last person to receive a retirement benefit as a result of the Participant's participation in the Plan or, in the event that no retirement benefit was paid, to the Beneficiary of the Participant. If the termination of employment of such a Participant occurs before he is entitled to a Vested Right Benefit, his contributions with interest paid at the rate of 5% compounded annually commencing July 1, 1975 and ending on the first day of the month in which such contributions are refunded shall be paid to him.

11.03 Preretirement Death Benefit for Former Member of SP Plan. If a Participant who was a member of the SP Plan and who had completed 20 years of Benefit Service on December 31, 1984 dies prior to his Early Retirement Date, his spouse shall receive a survivor's benefit not less than the amount that would have been paid under the SP plan if the member had died on December 31, 1984.

11.04 Minimum Retirement Benefit. In no event shall a Participant who was a member of a Predecessor Plan receive a retirement benefit under the Plan less than his accrued benefit as of December 31, 1984 under the Predecessor Plan of which he was then a member, adjusted as provided in the Predecessor Plan for commencement of payments before his Normal Retirement Date or for forms of payment other than as described in
         Section 9.01(a).

11.05 Retirement Benefits for Employees Retiring Under Predecessor Plans on and After June 1, 1984. Any person who retired under a Predecessor Plan on or after both June 1, 1984 and his early retirement eligibility date under such plan, and any spouse or Contingent Annuitant of such person who would be entitled to a retirement benefit upon the death of such person under such Predecessor Plan, shall be entitled to receive, in lieu of the retirement benefit he would otherwise receive on and after January 1,

         1985 under the Predecessor Plan, a retirement benefit determined as if the Plan had been in effect on and after June 1, 1984. If the retirement benefit provided by the Plan is greater than the retirement benefit provided by the Predecessor Plan, the retirement benefit from the Plan shall be paid commencing January 1, 1985 in lieu of the retirement benefit provided by the Predecessor Plan.

         If such person is receiving a benefit from the Predecessor Plan that on January 1, 1985 is greater than the benefit provided under this Plan, but at some later date the benefit under the Predecessor Plan is scheduled to be reduced by reason of application of the offset for Social Security or Railroad Retirement benefits to an amount less than the benefit under this Plan, then such Participant shall elect that his benefit be determined either under the provisions of the Plan or under the provisions of the Predecessor Plan. Such election shall be irrevocable from the date made.

         Any elections of optional forms of payment made under the Predecessor Plan shall apply to the retirement benefit determined under the Plan unless:

         (a) within 90 days after having been notified that his retirement benefit under the Plan is greater than the retirement benefit he was receiving under the Predecessor Plan and of his right to elect an optional form (subject to (b) and (c) below), the person who retired under the Predecessor Plan elects an optional form,

         (b) such optional form requires a greater reduction in his retirement benefit than the form under which his retirement benefit under the Predecessor Plan is paid, as determined from the factors in Exhibit A attached hereto, and

         (c) the person, if any, designated under the Predecessor Plan to receive a benefit upon the retired person's death is the person designated to receive a retirement benefit upon such retired person's death under such optional form.

11.06 Retirement Benefits for Certain Members of Predecessor Plans. Any Participant who was a member of a Predecessor Plan on December 31, 1984 and who on January 1, 1985 met either of the following requirements:

         (a) his age plus Benefit Service, both expressed in years and completed months, equaled 80 or more years, or

         (b)  he had attained age 55 and completed 10 years of Benefit Service,

         and who subsequently retires on or after this early retirement eligibility date under the Predecessor Plan of which he was a member, shall be entitled to receive upon retirement under the Plan the greater of the retirement benefit provided by the Plan or the retirement benefit that would have been provided by the Predecessor Plan of which he was a member on December 31, 1984 if such plan had continued in effect without change until his retirement. If such a Participant would receive a benefit provided by the Predecessor Plan that is initially larger than the benefit under the Plan, but which Predecessor Plan benefit is at some later date scheduled to be reduced by reason of application of the offset for Social Security or Railroad Retirement benefits to an amount less than the benefit under the Plan, then such Participant shall elect that his benefit be determined either under the provisions of the Plan or under the provisions of the Predecessor Plan. Such election shall be irrevocable once benefits have commenced under the Plan.



                                   ARTICLE 12
                                   ----------

                              FUNDING OF THE PLAN
                              -------------------


12.01 Establishment of the Trust. For the purpose of funding the Plan, the Company has established the Santa Fe Pacific Master Retirement Trust and may establish one or more additional or successor Trusts (all such Trusts are sometimes referred to herein as the "Trust") through one or more additional trust agreements between the Company and the Trustee under each such trust agreement. As provided in the Santa Fe Pacific Master Retirement Trust, and as shall be provided in each additional Trust, the Investment Committee established under the Trust shall have the responsibility for appointing and removing trustees, custodians and investment managers under the Trust and allocating Plan assets among trustees, custodians and investment managers under the Trust. All assets of the Plan shall be held under the Trust.

12.02 Contributions to the Trust. The Participating Companies shall make contributions to the Trust in such amounts and at such times as the Company shall determine. The Company shall select a Plan actuary to perform periodic actuarial valuations of the Plan and shall take into account such actuarial valuations and recommended Plan funding in determining the amount and timing of contributions to the Plan. No contributions shall be required or permitted of Participants. As required by law, forfeitures arising under the Plan for any reason shall be applied to reduce the cost of the Plan, rather than to increase the benefits otherwise payable to Participants.

12.03 Purpose. The Trust shall be administered for the exclusive purpose of providing benefits to Participants, their spouses and Contingent Annuitants and of defraying reasonable expenses of administering the Plan. No person shall have any financial interest in or right to the Trust or any part thereof, except as expressly provided by the Plan.

12.04 Reversion to Participating Companies. Contributions by Participating Companies are conditional upon qualification of the Plan under Section 401(a) of the Code and are conditional upon the deductibility of such contributions under Section 404 of the Code; however the Participating Companies have no beneficial interest in the Trust and no part of the Trust shall ever revert or be repaid to the Participating Companies, directly or indirectly, except that a Participating Company shall upon written request to the Committee have a right to recover:

         (a) within one year of the date of payment of a contribution by such Participating Company, any amount (less any losses attributable thereto) contributed through a mistake of fact; and

         (b) within one year of the date on which any deduction for a contribution by such Participating Company under Section 404 of the Code is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

         (c) within one year of the date the Internal Revenue Service initially determines that the Plan, as applied to any Participating Company, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, an amount equal to the assets of the Plan attributable to contributions made by such Participating Company.

In addition, upon termination of the Plan pursuant to Article 15, any assets remaining in the Trust after all liabilities, benefit obligations and expenses of the Plan have been fully satisfied shall be paid to the Company, subject to the provisions of Section 15.06 hereof.


                                   ARTICLE 13
                                   ----------

                                 ADMINISTRATION
                                 --------------


13.01 Administration Committee. The Administration Committee (sometimes referred to as the "Committee") shall be a committee of at least three persons appointed by the Board of Directors of the Company to serve as Plan administrator. A member of the Administration Committee may be removed by the Board at any time by written notice to him and the other members of the Committee. A member of the Administration Committee may resign at any time by giving ten days' prior written notice to the Company and the other members of the Committee. The Board may fill any vacancy in the membership of the Committee; provided, however, that if a vacancy reduces the membership of the Committee to less than three, such vacancy shall be filled as soon as practicable. The Board shall give written notice thereof to the other members of the Committee. Until any such vacancy is filled, the remaining members may exercise all the powers, rights and duties conferred on the Committee.

13.02 Allocation of Responsibility Among Fiduciaries. The fiduciaries of the Plan shall have such powers, duties, responsibilities and obligations as are given them by law, the Plan and the trust agreements. The trustees and any custodians and investment managers appointed by the Investment Committee under the Trust shall have responsibility for investment of Plan assets held under the Trust. It is intended that each fiduciary shall be responsible for the proper exercise of its own powers and shall not be responsible for any act or failure to act of another fiduciary, except as provided by law.

13.03 Administration Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder,

         (b) to prescribe procedures to be followed by Participants or beneficiaries in applying for benefits,

         (c) to receive from Participating Companies and from Participants such information as shall be necessary for the proper administration of the Plan,

         (d) to furnish to the Pension Committee of the Board at least annually appropriate reports with respect to the administration and operation of the Plan and to adopt such administrative and technical amendments of the Plan (including amendments to retain the tax qualified status of the Plan and comply with the requirements of applicable law) as the Committee considers necessary or desirable.

         (e) to receive and review the periodic valuation of the Plan made by the actuary,

         (f) to appoint or employ individuals to assist in the administration of the Plan and any other agents it considers advisable, including legal and actuarial counsel, and to allocate or delegate to them such powers, rights and duties as the Committee considers necessary or advisable to properly carry out the administration of the Plan; provided that any such allocation or delegation and the acceptance thereof must be in writing.

         The Committee, as Plan administrator, shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Notwithstanding the foregoing, the Administration Committee shall have the power to make administrative and technical amendments to the Plan, subject to the limitations of Section 16.04 of the Plan.

13.04 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. Committee rules and decisions shall be applied in a uniform and non-discriminatory manner with respect to similarly situated Participants and their Beneficiaries. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, beneficiary, the Company's legal and actuarial counsel or the trustees.

13.05    Claim Review Procedure.

         (a) An individual who believes that he is entitled to receive a retirement benefit under the Plan other than that initially determined by the Committee may within 65 days after review and denial of such claim:

                (i)  submit a written request for review to the Committee,

               (ii)  review pertinent documents, and

              (iii)  submit issues and comments in writing.

         (b) The Committee shall notify the claimant of its decision on review within 60 days after receipt of a request for review. Notice of the decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

         (c) Participants, spouses and Contingent Annuitants shall not be entitled to challenge the Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Committee's decision made pursuant to this Section is intended to be final and binding on Participants, beneficiaries and others.

13.06 Notices. All communications to a Participant, his spouse or Contingent Annuitant or from any such person, shall be deemed to have been duly given when mailed by first-class mail with postage prepaid and addressed to such person at the address last appearing on the records of the Committee, or to the Committee or its manager when mailed by first-class mail with postage prepaid and addressed to such location as shall be specified upon forms prescribed by the Committee for the giving of such communications.


                                   ARTICLE 14
                                   ----------

                            LIMITATIONS ON BENEFITS
                            -----------------------


14.01 Limitation. Notwithstanding anything in the Plan to the contrary, the Retirement Benefit payable with respect to a Participant under the Plan for any calendar year shall not exceed the limitation imposed by
         Section 415(b) of the Code including all transitional rules relating thereto, as of the last day of the calendar year in which occurs the day as of which the first payment under the Plan is due to be made to, or on behalf of, the Participant.

         Notwithstanding the foregoing, the Retirement Benefit payable with respect to a Participant under the Plan may be further reduced to the extent necessary to prevent disqualification of the Plan under Section 414(e) of the Code, including all transitional rules relating thereto, which imposes additional limitations on the benefits payable to Participants who are participating in one or more tax-qualified defined benefit plans and one or more tax-qualified defined contribution plans sponsored by the Employer. For purposes of this paragraph, all defined benefit plans of the Employer and all Affiliated Companies, whether or not terminated, shall be treated as one defined benefit plan, and all defined contribution plans of the Employer and all Affiliated Companies, whether or not terminated, shall be treated as one defined contribution plan. The amount of any reduction under the Plan required by this paragraph shall be limited to that which is necessary in order to permit the highest possible contributions to such Participant's account or accounts in any defined contribution plan or plans maintained by the Employer.

                                   ARTICLE 15
                                   ----------

                          TERMINATION AND DISTRIBUTION
                          ----------------------------


15.01 Allocation and Distribution on Termination. On termination or partial termination of the Plan with respect to any or all Participating Companies, the Committee will direct the allocation and distribution of Plan assets allocable to Participants employed by each Participating Company with respect to whom the Plan is terminated, to retired or terminated Participants, and to spouses and Contingent Annuitants, to the extent their benefits are attributable to employment with that Participating Company. Upon complete discontinuance of contributions to the Plan by any Participating Company that does not result in termination or partial termination of the Plan, the Company shall have discretion to grant a Vested Right Benefit under Article 8 of the Plan to Participants employed by that Participating Company who are not otherwise eligible for such a benefit. On termination or partial termination of the Plan with respect to any or all Participating Companies, the accrued benefits for all affected Participants at the date of termination or partial termination shall become nonforfeitable to the extent then funded. After payment of any expenses of administration and liquidation allocable to such Plan assets, such Plan assets remaining shall be allocated and distributed to such Participants and other persons to provide their benefits accrued to the date of Plan termination, to the extent of the sufficiency of the Plan assets, in accordance with the following procedures.

         (a) The Committee shall determine the proposed date of termination of the Plan and at least sixty (60) days prior to such date shall file a notice with all Participants and Beneficiaries and, if the termination is a distress termination, to the Pension Benefit Guaranty Corporation ("PBGC") advising that the Plan is to be terminated as of such proposed date. A distress termination is a termination which is (i) due to the liquidation or reorganization in bankruptcy or insolvency proceedings involving each contributing sponsor or (ii) required to enable payment of debts while staying in business or to avoid unreasonably burdensome pension costs caused by a declining workforce.

              As soon as practicable after the date on which the 60-day advance notice of intent to terminate is provided to affected parties, the Committee shall send a notice to the PBGC setting forth the actuarial and other information required by ERISA Section 4041 and the regulations thereunder.

              No later than the date on which the foregoing information is furnished to the PBGC, the Committee shall send a notice to each Participant and Beneficiary which specifies the amount of such person's benefit commitments (if any) as of the proposed termination date and such other information as is required by ERISA Section 4041 and the regulations promulgated thereunder relating to the determination of such benefit commitments. The Committee shall then allocate and instruct the Trustee to distribute the assets of the Plan in accordance with subparagraph
              (c) below, provided the PBGC has not issued a notice of noncompliance and the Plan is sufficient for benefit commitments.

              In the case of a distress termination, the procedures set forth in subparagraph (c) below shall be followed only after the PBGC has notified the Committee of its determination that the Plan is sufficient for benefit commitments or that the Plan is sufficient for guaranteed benefits. If, after the termination of the Plan has commenced, the Committee determines that the Plan is unable (or will be unable) to pay all benefit commitments, the Committee shall notify the PBGC of such findings.

              During the period beginning on the date on which the Committee provides a notice of distress termination to the PBGC and ending on the date on which the Committee receives notification from the PBGC as to its determinations as to Plan sufficiency for guaranteed benefits and benefit commitments, the Committee shall:

              (1) refrain from distributing assets or taking any other actions to carry out the proposed distress termination;

              (2) pay benefits attributable to employer contributions (except death benefits) only in the form of an annuity;

              (3) not use Plan assets to purchase irrevocable commitments to provide benefits from an insurer; and

              (4) continue to pay all benefit commitments under the Plan, except that beginning on the proposed termination date, the Committee shall limit the payment of Plan benefits to those benefits guaranteed by the PBGC (under ERISA Section 4022) or to which assets are required to be allocated under ERISA
                   Section 4044 but, in the event the Plan is later determined not to have met the requirements of a distress termination, any benefits not paid due to this limitation will be due and payable immediately (with interest, at a reasonable rate, in accordance with PBGC regulations).

              The Committee shall also meet these requirements beginning on the date on which the Committee or the PBGC makes a finding that the Plan is unable, or will be unable, to pay all guaranteed benefits under ERISA Section 4022.

         (b) The Committee shall determine, for each class of distributees specified in subparagraph (c) below, whether distribution shall be by payment in cash, the maintenance of another or substituted trust fund, by the purchase of insured annuities, or otherwise.

         (c) The Committee shall allocate such assets as of the date of termination of the Plan in the order of priority set forth below. It shall be assumed that the amount required to provide any given retirement benefit is equal to the actuarially determined single-sum value of such retirement benefit, except that if the Committee shall determine under subparagraph (b) above that the assets shall be distributed by the purchase of insured annuities, the amount required to provide any given retirement benefit shall be equal to the single premium payable for such annuities.

              (i) Allocation shall first be made in respect of (A) the retirement benefit of each distributee receiving a retirement benefit at the beginning of the three-year period ending with the date of termination of the

                   Plan in an amount required to provide the lesser of (1) the retirement benefit paid to such distributee during the three-year period ending on the date of termination of the Plan, or
                   (2) the lowest retirement benefit payable to such distributee under the provisions of the Plan in effect during the five-year period ending with the date of termination of the Plan, and (B) the retirement benefit of each distributee which he would have been receiving at the beginning of the three-year period ending with the date of termination of the Plan if the Participant with respect to whom the retirement benefit would have been paid had retired prior to the beginning of such three-year period and if the retirement benefit had commenced at the beginning of such three-year period, in an amount required to provide the lowest retirement benefit payable to such distributee under the provisions of the Plan as in effect during the five-year period ending with the date of termination of the Plan. If the asset value to be distributed is less than the aggregate of the amounts allocated, such asset value shall be allocated pro rata among the distributees described herein on the basis of the present value of their retirement benefits described herein.

              (ii) If there is any asset value remaining after the allocation under subparagraph (c)(i), allocation shall be made in respect of all other retirement benefits of distributees under the Plan guaranteed by PBGC under ERISA. If the remaining asset value to be distributed is less than the aggregate of the amounts allocated under this subparagraph
                   (c) (ii), such asset value shall be allocated pro rata among the distributees described herein on the basis of the present value of such other retirement benefits under the Plan guaranteed by PBGC.

             (iii) If there is any asset value remaining after the allocations above in subparagraphs (c)(i) and (ii), allocation shall be made in respect of all other retirement benefits of distributees which are nonforfeitable

                   (excluding benefits that became nonforfeitable solely on account of termination of the Plan). If the asset value to be distributed is less than the aggregate of the amounts so allocated, such asset value shall be allocated to provide retirement benefits according to the following priority:

                   (A) such other retirement benefits of distributees in amounts required to provide the retirement benefits which would have been payable under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan. If the remaining asset value to be distributed is less than the aggregate of the amounts allocated under this subparagraph
                        (c)(iii)(A), such asset value shall be allocated pro rata among the distributees described herein on the basis of the present value of such other retirement benefits under the Plan.

                   (B) if the assets available for distribution are greater than the amounts allocated in subparagraph (c)(iii)
                        (A), the retirement benefits of distributees described therein shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for distribution are equal to or greater than the amounts allocated in subparagraph (c)(iii)(A), and any asset value remaining to be allocated under subparagraph (c)(iii)(A) shall be allocated pro rata among the distributees on the basis of the present value of any additional retirement benefits under the Plan resulting from the next succeeding Plan amendment effective during such period.

              (iv) If there is any asset value remaining after the allocations under subparagraphs (c)(i), (ii) and (iii) above, allocation shall be made in respect of all other retirement benefits of distributees. If the asset value to be distributed is less than the aggregate of the amounts allocated hereunder, such asset value shall be allocated in the order of priority described in subparagraphs (c)(iii)(A) and (B) above.

              (v) If there is any asset value remaining after the allocations under subparagraphs (c)(i) through (iv) above, and if all liabilities of the Plan to Participants employed or formerly employed by such Participating Company, including their spouses and Contingent Annuitants, have been satisfied, such asset value shall be allocated to the Company, provided, however, that distribution to the Company would not contravene any provision of law and subject, however, to the provisions of Section 15.06 hereof.

         (d) The Committee shall direct the trustee to distribute, in accordance with the manner of distribution determined under subparagraph (b) above, the amounts allocated under subparagraph
              (c) above. The Committee shall notify the PBGC within 30 days after the final distribution of assets is complete that all benefit commitments have been provided for in accordance with subparagraphs (b) and (c) above.

15.02 Temporary Restrictions on Benefits for Certain Participants. As required by the Internal Revenue Service, notwithstanding any other provisions of the Plan, if, at any time within ten years after a Substantive Amendment Date, the Plan is terminated or the retirement benefit of a Restricted Participant becomes payable, then the retirement benefit of any Restricted Participant shall not exceed the greater of:

         (a)  the amount that can be provided by the greatest of:

              (i) the funds which would have been applied to provide benefits for the Restricted Participant if the Plan had not been amended on the Substantive Amendment Date and had continued without change;

              (ii) $20,000; or

              (iii) the sum of:

              (A) the funds which would have been applied to provide a retirement benefit for the Restricted Participant if the Plan had been terminated on the day before the Substantive Amendment Date, and

              (B) an amount computed by multiplying the number of years from the Substantive Amendment Date to the Determination Date by 20% of the first $50,000 of the Restricted Participant's average annual compensation during the five-year period preceding such date; or

         (b) the maximum annual benefit guaranteed by the Pension Benefit Guaranty Corporation (PBGC) under Section 4022(b)(3)(B) of ERISA.

         If a Restricted Participant is also a Substantial Owner, the retirement benefit above shall be multiplied by a fraction, the numerator of which equals the number of years that he was both a Substantial Owner and an active Participant and the denominator of which equals 30.

15.03    Exclusions from Temporary Restrictions.  The limitations described in
         Section 15.02 may be exceeded for the purpose of making current retirement benefit payments to retired Restricted Participants provided that:

         (a) the contributions which may be used for any such retired Restricted Participant in accordance with the restrictions described in Section 15.02 are applied to provide a level amount of retirement benefit not greater than the level amount of retirement benefit under the basic form under Section 9.01(a), and

         (b) the retirement benefit thus provided is supplemented by monthly payments to the extent necessary to provide the full retirement benefit under the basic form under Section 9.01(a), and

         (c) such supplemental payments are made only if the aggregate of such supplemental payments for all such retired Restricted Participants does not exceed the aggregate Participating Company contributions already made under the Plan in the year then current.

15.04 Definitions Applicable to Sections 15.02 and 15.03. The following definitions shall apply to Sections 15.02 and 15.03:

         (a) Restricted Participant is an individual who is among the 25 highest paid employees of the Company on the Substantive Amendment Date, and whose anticipated annual retirement benefit payable from Normal Retirement Date exceeds $1,500.

         (b) Determination Date is the earlier of the effective date of the Plan's termination or the date that the Restricted Participant's retirement benefit becomes payable.

         (c)  Substantive Amendment Date is:

              (i)    January 1, 1985,

              (ii) for Participants who were members of the SP Plan, January 1, 1976,

              (iii) for Participants who were members of the SF Plan, October 1, 1979, and

              (iv) the date of any amendment to the Plan which substantially increases retirement benefits and which occurs after January 1, 1985.

15.05    Termination of Temporary Restrictions.  The limitations of Sections
         15.02 and 15.03 shall automatically become inoperative and of no effect upon issuance of a ruling by the Internal Revenue Service that they are no longer required.

15.06 Termination Following Change in Control. Notwithstanding the provisions of Section 15.01(c)(v) or 12.04 hereof or any other provision of the Plan, in the event this Plan is terminated within three years following a "change in control of the Company" (as hereinafter defined), the assets of the Plan shall be applied in accordance with the provisions of Section 15.01(c)(i), (ii), (iii) and
         (iv) hereof to satisfy all fixed and contingent liabilities to Participants and their beneficiaries. If, after satisfaction of such liabilities, there are assets remaining in the Plan, such remainder shall first be applied to the extent permissible under applicable law to the payment of retiree medical and retiree life insurance payable to Participants and their beneficiaries, and any assets still remaining shall be applied on a pro rata basis to increase the benefits of such Participants and their beneficiaries, subject, however, to the applicable legal limitations on benefits payable from tax-qualified plans. Notwithstanding any other provision of this Plan to the contrary, in no event shall any one or more transactions contemplated by a certain agreement known as the Agreement and Plan of Merger dated as of June 29, 1994 between Burlington Northern Inc. and Santa Fe Pacific Corporation (referred to as the "Merger Transactions"), or any events or transactions that form a part of, or are in furtherance of, the Merger Transactions, or the execution of any agreement in furtherance of the Merger Transactions, be treated as a "Change in Control." For purposes hereof, a change in control of the Company ("Change in Control") shall occur if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than fifty percent (50% of the then outstanding voting stock of the Company, other than through a transaction arranged by, or consummated with the prior approval of, its Board of Directors, or (b) during any period of two consecutive years (not including any period prior to the adoption of this provision), individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Notwithstanding the provisions of Section 16.04 hereof, the foregoing provisions of this Paragraph may not be amended following a Change in Control without the written consent of a majority in both number and interest of the Participants who are actively employed by the Company, both immediately prior to the Change in Control and at the date of such amendment.

15.07 Elimination of Nonprotected Benefits. Notwithstanding any term or provision of the Plan to the contrary and without further action by the Board, all benefits or rights a Participant or Beneficiary may have with respect to this Plan shall be eliminated and terminated immediately prior to the date of termination of the Plan, or with respect to affected Participants, Contingent Annuitants and Beneficiaries, prior to the date of partial termination of the Plan, except section 411(d) (6) of the Code protected benefits. In the event of a transfer of assets and liabilities from this Plan to another plan, as described in Section 16.05 hereof, this Section 15.07 shall apply immediately prior to such transfer as if such transfer constituted a termination of the Plan with respect to Participants, Contingent Annuitants and Beneficiaries for whom assets and liabilities are transferred.


                                  ARTICLE 16
                                  ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------


16.01 Indemnification Provisions. Each Participating Company shall indemnity and hold harmless each member of its Board of Directors, the Administration Committee, the Investment Committee and each of its officers and employees from and against any and all liability, loss, costs, charges, expenses, claims and demands of every kind and character arising out of, or in any way resulting from, the acts, omissions or conduct of any such person in the management, operation and administration of the Plan and the Trust which any of them may suffer, incur or sustain, except that no Participating Company shall indemnify and hold harmless any such person who, with respect to such acts, omissions or conduct, is guilty of willful misconduct or lack of good faith. If a Participating Company is unable to provide the indemnification described above, such indemnification may be provided by another Participating Company. In addition, the Plan or any Participating Company may purchase fiduciary liability insurance for any Board of Directors of a Participating Company, for the Administration Committee, the Investment Committee and its members and for the officers and employees of any Participating Companies.

16.02 Participation by Other Affiliated Companies. Any Affiliated Company may, with the consent of the Board, become a Participating Company in the Plan by (i) filing with the Company a duly certified copy of the resolution of its Board of Directors adopting the Plan, and (ii) executing and delivering such instruments and taking such other action as may be necessary to put the Plan into effect with respect to such Affiliated Company.

16.03 Successor Company Continuance of Participation. In the event any Participating Company shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation shall succeed to all or a portion of such Participating Company's business, such successor corporation may, if an Affiliated Company, be substituted for such Participating Company under the Plan by adopting the Plan in its entirety. Contributions by any such Participating Company shall be suspended from the effective date of reorganization until the effective date of adoption of the Plan, if any, by the Participating Company's successor corporation.

16.04 Amendment of Plan. The Company may at any time amend the Plan by action of the Board, provided (a) that no such amendment may be made which would deprive any Participant of any accrued benefit to which he would otherwise be entitled on the effective date of such amendment and
         (b) that no such amendment shall make it possible for any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants entitled to benefits under the Plan and payment of expenses of the Plan prior to the satisfaction of all liabilities for benefits under the Plan. Notwithstanding the provisions of the preceding sentence, but subject to the limitations of
         (a) and (b) therein, the Administration Committee may adopt administrative and technical amendments of the Plan. The amendment shall apply to all Participants and all Participating Companies, unless a Participating Company elects to withdraw from the Plan pursuant to
         Section 16.06.

         Notwithstanding any other provisions of this Plan, for a period of three years following a Change in Control (as defined in Section 15.06 hereof), the provisions of this plan may not be amended in any manner which would adversely affect in any way the computation or amount of or the entitlement to retirement benefits hereunder including, but not limited to, any adverse change in or to (a) the rate at which benefits accrue or vest, (b) the compensation recognized hereunder, or

         (c) the optional forms of payment available to a Participant or beneficiary hereunder, including the time of commencement of such benefits and any actuarial factors used in connection therewith. Notwithstanding any other provisions of this Section 16.04, the foregoing provisions of this paragraph may not be amended following a Change in Control without the written consent of a majority in both number and interest of the Participants who are actively employed by the Company, both immediately prior to the Change in Control and at the date of such amendment.

16.05 Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, spouse or Contingent Annuitant would (if the Plan then terminated) be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit to which such Participant, spouse or Contingent Annuitant would have been entitled immediately before the merger, consolidation or transfer (if the Plan had then terminated).

         Notwithstanding the preceding provisions of this Section 16.05 or any other provision of this Plan, in the event of any merger or consolidation of this Plan with another plan or any transfer of assets or liabilities of this Plan to another plan which is effected within three years following a Change in Control (as such term is defined in Section 15.06 hereof), (a) the accrued benefit of each Participant who is actively employed by the Company as of the effective date of such merger, consolidation or transfer of assets or liabilities and with respect to whom liability for the payment of benefits hereunder is being merged or consolidated with or transferred to another plan shall become fully vested; (b) the vested accrued benefit of each Participant and beneficiary in the Plan shall be increased in accordance with
         Section 15.06 hereof as if the Plan had terminated immediately prior to any such merger, consolidation or transfer; and (c) prior to consummation of any such merger, consolidation or transfer, the accrued benefit (as increased hereunder, if applicable) of each Participant and beneficiary with respect to whom liability for the payment of benefits hereunder is being merged or consolidated with or transferred to another plan shall be satisfied only by the purchase of a guaranteed annuity contract from a financially sound insurance company which represents an irrevocable commitment to satisfy the accrued benefit (as increased hereunder, if applicable) of such person. Notwithstanding the provisions of Section 16.04 hereof, the foregoing provisions of this paragraph may not be amended following a Change in Control without the written consent of a majority in both number and interest of the Participants who are actively employed by the Company both immediately prior to the Change in Control and at the date of such amendment.

16.06 Participating Company Withdrawal from Plan. The Company may withdraw from the Plan at any time upon resolution of the Board and any Participating Company other than the Company may withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a resolution of its Board of Directors calling for withdrawal from the Plan, provided, however, that any Participating Company shall give notice of its intent to withdraw to the other Participating Companies and to the trustees of the Trust no later than thirty days prior to the effective date of withdrawal.

16.07 Nonassignability of Rights of Participants. No right or interest of any Participant, his spouse or Contingent Annuitant shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but in no way limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any Participant shall be liable for or subject to any obligation or liability of such Participant. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. If the benefit payable to any alternate payee designated by a qualified domestic relations order has a single sum present value of not more than $3,500, then such benefit shall be paid in a single sum to such alternate payee. Such single sum shall be computed in accordance with the procedures specified in Section 9.07. Any benefits to which an alternate payee may be entitled shall be paid or shall commence at the time specified in the qualified domestic relations order, or if the time for the payment or commencement of benefits is not specified in such order, then any benefits to which the alternate payee is entitled shall be paid in the form of an annuity for the life of the alternate payee commencing as of the date when the Participant with respect to whom the alternate payee's rights derive commences receiving benefits under the Plan. The single sum present value of an annuity payable to an alternate payee for the life of a Participant shall first be determined, and then the amount of the monthly annuity for the life of the alternate payee shall be determined. Such determinations shall be made in accordance with the procedures specified in Section 9.07.

16.08 Payments to Minors or Disabled Persons. Any retirement benefit payable to a person who is a minor or to a person who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency may be made to or for the benefit of any such person in such of the following ways as the Committee shall direct:
         (a) directly to any such minor if, in the opinion of the Committee, he is able to manage his affairs, (b) to the legal representative of any such person, or (c) to a custodian under a Uniform Gifts to Minors Act for any such minor. Any such payment shall fully discharge the Plan with respect to liabilities for such retirement benefit. Neither the Committee nor a trustee shall be responsible for use by any third party of any retirement benefit paid to or for the benefit of a person pursuant to this Section 16.08.

16.09 Suspension of Benefits During Certain Periods of Employment or Reemployment. The Plan confers no right upon any Participant to continue in employment. Employment or reemployment shall not include services as an independent contractor.

         (a)  A Participant who (1) has not reached his Normal Retirement Date,
              (2) has commenced receiving a retirement benefit under the Plan, and (3) is reemployed by an Affiliated Company subsequent to the time such retirement benefit commenced waives all rights to such retirement benefit during the period of his reemployment.

         (b) A Participant who (1) has reached his Normal Retirement Date, (2) is eligible to receive or has commenced receiving a retirement benefit under the Plan, and (3) is reemployed by or continues employment with an Affiliated Company by completing 40 or more compensated hours of service in any calendar month following his Normal Retirement Date and subsequent to the time such retirement benefit commenced or would have commenced had the Participant not remained in or returned to employment waives all rights to such retirement benefit during the period of the Participant's continued employment or reemployment. If such a Participant continues employment with an Affiliated Company by completing less than 40 compensated hours of service in any calendar month, his Covered Employment shall be considered terminated for purposes of the Plan. Any increase in retirement benefits payable upon termination of such reemployment or continued employment shall be prospective only.

         (c) If the Participant is reemployed by a Participating Company after distribution of his Accrued Benefit as described in Section 9.07, he may elect to repay to the Trust, within two years after he is reemployed, the full amount of such distribution with interest compounded at 5% per annum. In the event the Participant repays said amount, with interest, within two years after he is reemployed, the Participant's Accrued Benefit shall be recomputed by taking into account service upon which his Accrued Benefit upon his termination of employment had been based. If the Participant received a distribution at a time when he was less than 100% vested (by reason of the application of Section 17.02(a)), the repayment period described above shall not end earlier than the end of a period of five consecutive one-year breaks in service (as defined in Code Section 411(a)(6)(A)). If a person is deemed to receive a distribution pursuant to the last sentence of Section 9.07, and such person is reemployed by a Participating Company before the end of a period of five consecutive one-year breaks in service (as defined in Section 411(a)(6)(A) of the Code), upon the reemployment of such person, the person's Accrued Benefit shall be restored to the amount of such person's Accrued Benefit on the date of the deemed distribution.

16.10 Participation by Employees of the Toledo, Peoria & Western Railroad Company. A Participant shall be credited for vesting purposes under the Plan with employment with the Toledo, Peoria & Western Railroad Company as if such employment had been with a Participating Company, and each Participant shall be entitled to a benefit no less than one which would have been provided under the Toledo, Peoria & Western Railroad Company Pension Plan, as amended and restated ("TP&W Plan"), had it continued in full force and effect independently of the Plan to the date of the Participant's termination or retirement; provided that the average monthly compensation and benefit service percentage used in determining the benefit shall be no greater than the amount computed as of the Participant's last day of participation in the TP&W Plan.



                                   ARTICLE 17
                                   ----------

                             TOP-HEAVY LIMITATIONS
                             ---------------------


17.01 Definition of Top-Heavy Plan. The Plan shall be top-heavy with respect to a Plan Year if, as of the last day of the preceding Plan Year, the present value of the Accrued Benefits for key employees exceeds 60% of the present value of the Accrued Benefits for all employees, or if this plan is required to be in an aggregation group which, for such Plan Year, is a top-heavy group as provided in Section 416(g) of the Code. For the purpose of determining such present values:

         (a) The determination shall be made as of the most recent annual Plan valuation date used to compute Plan costs for purposes of compliance with the minimum funding standards of the Code.

         (b) An interest assumption of 5% and a post-retirement mortality assumption shall be used. No assumptions with respect to future withdrawal or Compensation increases shall be used. Except to the extent the Plan provides a non-proportional subsidy, the present value of Accrued Benefits shall be determined on the assumption that each Participant's retirement benefit will commence on the later of his Normal Retirement Date or the (B) each other qualified plan which enables any plan described in (A) to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

         (ii) Permissive Aggregation Group. The Aggregation Group may include any one or more other such plans of the Employer, provided that after the inclusion of such other plan or plans the Aggregation Group would continue to meet the requirements of Section

              401(a)(4) and Section 410 of the Code with such other plan or plans taken into account.

17.02 Top-Heavy Plan Requirements. Notwithstanding any provision of the Plan to the contrary but subject to the Participating Company's right to terminate its participation in the Plan, the following provisions shall apply with respect to any Plan Year in which the Plan is top-heavy:

         (a) Minimum Vesting. A Participant who completes any portion of the year of Vesting Service during such Plan Year shall be entitled to receive all or a percentage of his Accrued Benefit, commencing on the later of his Normal Retirement Date or the first day of the month coinciding with or following his actual retirement, in accordance with the following schedule:

                                                  The
                                                  Nonforfeitable
              If the                              Percentage
              Participant's                       of His Accrued
              Years of Vesting                    Benefit
              Service Are:                        Shall Be:
              ------------------------            --------------

              2 but less than 3 years                    20%
              3 but less than 4 years                    40%
              4 but less than 5 years                    60%
              5 but less than 6 years                    80%
              6 or more years                          100%

         (b) Minimum Benefit. The Accrued Benefit of each Participant who is not a key employee shall be at least the lesser of 2% of the Participant's compensation multiplied by his Benefit Service or 20% of the Participant's compensation. For purposes of this subsection (b):

              (i) a Participant shall be credited with all Vesting Service except such service which:

                   (A) was completed in a Plan Year beginning before January 1,
                       1984; or

                   (B) commenced in a Plan Year when the Plan was not top-heavy;
                       or

                   (C) occurred before the adoption of the Plan including any predecessor thereto;

              (ii) a Participant's compensation shall be his average monthly compensation as defined in Section 14.04 for the period of consecutive years of Vesting Service, not in excess of five, which produce the highest average, disregarding any years of Vesting Service after the most recent year in which the Plan was top-heavy;

              (iii) the term "Participant" means a Participant who completes a full year of Vesting Service in a Plan Year in which the Plan is top-heavy;

              (iv) in the case of a Participant who remains employed beyond his Normal Retirement Date, such minimum amount shall be actuarially increased to reflect deferred commencement; and

              (v) the provisions of Section 16.09 shall not apply to the minimum benefit set forth in this subsection.

         (c) Required Distributions. Payment of the nonforfeitable Accrued Benefit of a key employee who is then employed by a Participating Company shall commence in the later of the calendar year in which he attains age 70-1/2 or the first calendar year in which the Plan is top-heavy (subject to any election made prior to January 1, 1984 in accordance with the Plan as in effect prior to such date).

         (d) Maximum Compensation. The annual Compensation of any employee taken into account under the Plan for any purpose shall not exceed $200,000 except as provided in Section 416(d) of the Code.

         (e) Limitations on Benefits: The Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, described in Sections 14.02(a) and (b), shall be computed by substituting the number 1.0 for the number 1.25 in Section 14.02(a)(ii)(A) and 14.02(b)(ii)(A). In addition, $41,500 shall be substituted for $51,875 in Section 14.02(a)(iii)(B). The Committee may elect to disregard the first sentence of this subparagraph if the present value of the Accrued Benefits for key employees does not exceed 90% of the present value of the Accrued Benefits for all Employees.

              If this election is made, the Minimum Benefit described in subsection (b) shall be computed by increasing the percentage described therein by one percentage point (up to a maximum of ten percentage points) for each year of Benefit Service.

17.03 Definitions. For purposes of this Article, a "key employee" is an employee described in Section 416(i)(1) of the Code or his beneficiary.

17.04    Cessation of Top-Heavy Requirements.

         (a)  Once the Plan has been top-heavy but is no longer top-heavy, this
              Article 17 shall be inapplicable except as provided in this
              Section 17.04.

         (b)  The Accrued Benefit of each Participant shall be the greater of
              (i) the amount determined pursuant to Section 5.01 or (ii) the minimum benefit determined pursuant to Section 17.02(b) as of the last day of the Plan Year in which the Plan was top-heavy; provided, that such minimum benefit shall be actuarially increased, if applicable, to reflect commencement of benefit payments after the Participant's Normal Retirement Date.

         (c) The vesting schedule set forth in Section 17.02(a) shall continue to apply to a Participant who had 5 or more years of Vesting Service as of the last day on which the Plan was top-heavy.

         (d) The nonforfeitable Accrued Benefit of any Participant, as constituted as of the last day on which the Plan was top-heavy, shall not be reduced.

                                  SUPPLEMENT A
                                  ------------
                                       TO
                                       --
                        SANTA FE PACIFIC RETIREMENT PLAN
                        --------------------------------


A-1 Purpose. The purpose of this Supplement A is to provide certain special supplemental benefits to certain Participants in order to facilitate any force reductions which are considered desirable by the Company or a Participating Company from time to time due to special circumstances.

A-2 Establishment of Offering Periods and Eligible Groups. The offering periods and eligible groups of Participants for the special supplemental benefits provided under this Supplement shall be in the form as set forth in Paragraph A-6 below. Notwithstanding the provisions of Section 16.04 of the Plan, the Chairman of the Board of Directors and Chief Executive Officer of the Company shall in his discretion by written notice to the Secretary of the Company and the Administration Committee amend Paragraph A-6 of this Supplement (but not in a manner to conflict with the eligibility requirements of Paragraph A-3) to establish the offering period or periods for the special supplemental benefits provided under this Supplement and define the non-discriminatory group of eligible Participants in accordance with applicable law which shall constitute the eligible group for each such offering period. Notwithstanding any provision in Supplement A to the contrary, the Chairman shall also have the discretion to determine whether inactive employees shall be eligible to participate and shall make such designation in the form set forth in Paragraph A-6. However, no offering period may exceed three months in duration or commence after December 31, 1990.

A-3 Eligibility for Special Supplemental Benefits. Each Participant who during an applicable offering period (i) is both in Covered Employment and a member of an eligible group of Participants, (ii) has attained age 55 years and completed 10 or more years of Vesting Service (and thus is eligible for Early Retirement under Article 7 of the Plan), and (iii) either elects within the time period established by the Administration Committee early retirement with his retirement benefits commencing during or as of the end of that offering period or is voluntarily or involuntarily terminated from employment with the Company and all Affiliated Companies during such offering period and commences his retirement benefit during or as of the end of such offering period shall be eligible for the special supplemental benefits under this Supplement. The benefits under this Supplement represent a limited offering only during the offering periods described herein and only to those then eligible Participants, and no additional benefits are available under this Supplement to other Participants or at other times.

A-4 Amount of Special Supplemental Benefits. Each eligible Participant under this Supplement shall be entitled to the following special supplemental benefit from the Plan in addition to his Early Retirement Benefit and Early Retirement Supplemental Benefit under Article 7 or his alternative early retirement benefits under Section 11.06 of the Plan:

         (a) The Early Retirement Reduction under Section 7.03 of the Plan shall not apply in the calculation of the Participant's Early Retirement Benefit under Article 7 of the Plan.

         (b) If the Participant has attained his early retirement eligibility date under the Predecessor Plan of which he was a member, for the purpose of determining the retirement benefit under Section 11.06 of the Plan that would have been provided by such Predecessor Plan, no reduction in benefit amount shall apply on account of retirement before the Participant's Normal Retirement Date, notwithstanding the provisions of such Predecessor Plan.

         The additional benefit provided under this Supplement shall be the amount, if any, by which the Participant's Early Retirement.

         Benefit determined in accordance with the provisions of this Supplement exceeds the Participant's Early Retirement Benefit determined in accordance with the provisions of the Plan without regard to this Supplement.

A-5 Form of Payment. The additional benefit determined under Paragraph 4 of this Supplement represents the amount of additional benefit that is payable under the life annuity form of payment described in Section 9.01(a) of the Plan commencing on the date of the Participant's termination of employment with the Company and all Affiliated Companies. However, the benefits under this Supplement shall be payable in the same form of payment and subject to the same election and consent requirements as the Participant's regular benefits, as determined under Article 9, and shall be subject to the same adjustment factor for such form of payment, if applicable.

A-6 Form of Offering Periods and Eligible Groups. The special supplemental benefits provided under this Supplement shall be available only during the following offering periods and only to the following eligible groups of Participants in the form set forth below:

         During the Offering        The Eligible Group of
         Period of From:            Participants Shall Be:
         ---------------------      ---------------------------
         1. __________ 19__ to      All _______________________
            __________ 19__ .       salaried employees of

                                    Company in Covered
                                    Employment in its

                                    ---------------------------
                                    Department at

                                    ---------------------------
                                    Location.

                                 SUPPLEMENT B
                                 ------------
                                      TO
                                      --
                     THE SANTA FE PACIFIC RETIREMENT PLAN
                     ------------------------------------


B-1. Purpose, Use of Terms. The purpose of this Supplement B is to set forth the special provisions which apply to persons who are present or former employees of Southern Pacific Transportation Company ("SPT") or those subsidiaries in which SPT directly or indirectly owns or is entitled to vote 80% or more of the outstanding stock ("Subsidiaries") on the date of Closing ("Closing Date") of the purchase of the stock of SPT by SPTC Holding, Inc. pursuant to the Share Purchase Agreement between Santa Fe Pacific Corporation, Southern Pacific Company, Rio Grande Industries, Inc. and SPTC Holding, Inc. dated December 24, 1987 ("Share Purchase Agreement"), and eligible beneficiaries of such persons.

B-2. Transfer of Assets and Liabilities. As of the Closing Date, liabilities of the SPT Class determined in accordance with paragraph B-5 shall be transferred from the Plan to the Rio Grande Industries, Inc. Pension Plan, as amended by Appendix A thereto ("Rio Grande Plan") and the assets of the SPT Fund determined in accordance with paragraph B-7 (in cash or kind as determined by the Investment Committee) shall be transferred from the Trust to the trust for the Rio Grande Plan.

B-3.     Participating Company.   On and after the Closing Date, SPT and its
         Subsidiaries will no longer be Participating Companies in the Plan.

B-4. Termination of Participation. As of the Closing Date, each person for whom liabilities and assets have been segregated and transferred to the Rio Grande Plan shall cease to be a Participant or Beneficiary in the Plan, shall have no Accrued Benefit or Service under this Plan, and shall have no right to any benefits from the Plan.

B-5. Spinoff of Liabilities. As of the Closing Date, the liabilities, fixed or contingent, of the Plan (including subsidies, death benefits and optional forms of benefit payment) shall be separated for the following two classes of individuals in accordance with (i) the terms and provisions of the Share Purchase Agreement, including Exhibit 13.2 thereto and the Memorandum of Agreement Regarding Spinoff of Santa Fe Southern Pacific Corporation Retirement Plan Assets, (ii) the procedures for allocation of liabilities set forth in Article 15 (disregarding section 15.07 to the extent such benefits are provided under the Rio Grande Plan), as if the Plan were to be terminated as of the Closing Date, (iii) the requirements of Section 401(a) (12) and 414 (1) of the Code and Section 208 of ERISA:

         (a) the "SFP Class" (herein referred to as such) to which all such liabilities shall be allocated as of the Closing Date for or on behalf of the following persons:

              1. any person in Covered Employment with the SFP Group as of the Closing Date;

              2. any person whose last Covered Employment prior to the Closing Date was with the SFP Group (excluding persons in paragraphs
                   (a) (1) and (b) (1) hereof);

              3. any Beneficiary or Contingent Annuitant (including an eligible spouse) of a person described in paragraphs (a) (1) and (2) hereof (whether or not such benefit is being paid); and

         (b) the "SPT Class" (herein referred to as such) to which all such liabilities shall be allocated as of the Closing Date for the following persons:

              1. any person in Covered Employment with the SPT Group as of the Closing Date;

              2. any person whose last Covered Employment prior to the Closing Date was with the SPT Group (excluding persons in paragraphs
                   (a) (1) and (b) (1) hereof); and

              3. any Beneficiary or Contingent Annuitant (including an eligible spouse) of a person described in paragraphs (b) (1) and (2) hereof (whether or not such benefit is being paid).

              For purposes hereof and the Plan, the terms "SFP Group" and "SPT Group" shall have the following meanings:

         (a) "SFP Group" shall mean the Participating Companies other than the SPT Group; and

         (b) "SPT Group" shall mean SPT and each Participating Company for which SPT is the common parent, directly or indirectly.

              For purposes of determining the present value of the liabilities to be allocated hereunder, the Committee shall be entitled to rely upon calculations and assumptions employed by an actuarial firm selected by the Committee.

B-6.     Nonduplication of Benefits.  As of and after the Closing Date:

         (a) To the extent liabilities have been allocated to the SPT Class in accordance with B-5, Benefit Service attributable to such liabilities shall not be recognized by or created a benefit or liability with respect to the assets segregated in B-7 to the SFP Fund; and

         (b) To the extent liabilities have been allocated to the SFP Class in accordance with B-5, such Benefit Service shall not be recognized by or created a benefit or liability with respect to the assets segregated in B-7 to the SPT Fund.

B-7. Segregation of Assets. As of the Closing Date, the assets of the Trust shall be segregated into the following two separate funds:

         (a) the "SFP Fund" (herein referred to as such) which shall consist of all assets (actual and accrued) of the Trust as of such date other than the assets allocated to the SPT Fund; and

         (b) the "SPT Fund" (herein referred to as such) to which shall be allocated and transferred assets, in accordance with Sections 401(a)(12)and 414(1) of the Code and Section 208 of ERISA, equal to the present value of liabilities allocated as of such date determined in accordance with B-5 to the SPT Class but only on behalf of any person who as of such date is an active or disabled, vested terminated (including a nonvested terminated Participant who will become vested under a formal severance program if terminated before such date) or retired Participant or the Beneficiary or Contingent Annuitant (including an eligible spouse) of such person. On and after Closing Date and until the assets in the SPT fund have been delivered to the Successor Trustee ("Delivery Date"), the present value amount determined as of Closing Date shall be adjusted as follows to determine the final amount to be transferred on the Delivery Date:

               (i) The present value will be increased for interest for the period of time between the Closing Date and the Delivery Date, using the Bond Rate on the Closing Date described below;

              (ii) The present value will be decreased for any benefit payments
                   (plus interest from payment date to Delivery Date using the Bond Rate on the Closing Date) made after Closing Date from the SPT Fund;

             (iii) The present value will be decreased for any interim delivery of assets from the SPT Fund to the Successor Trustee prior to the Delivery Date (plus interest from the interim date of delivery of such assets to the Delivery Date using the Bond Rate on the Closing Date);

              (iv) After adjustment for (1), (ii) and (iii) above, the present value will be further adjusted to reflect any changes in the Bond Rate from Closing Date to the day which is 30 days prior to the Delivery Date by multiplying the present value by a factor of (0.922) /E/, where the exponent "E" is equal to 100 times the Bond Rate 30 days prior to the Delivery Date, minus the Bond Rate at Closing Date.

              For purposes hereof, the term "Bond Rate" means the interest discount rates based on the yield rate for a 30-year Treasury Bond (as published in the Federal Reserve Statistical Release H.15
              (519)).

              As of the Closing Date the Investment Committee shall direct the Trustee of the Trust to Segregate and hold within such Trust assets in accordance with the above.

B-8. Separate Application After Closing Date. Notwithstanding any term or provision of the Plan to the contrary, as of and after the Closing Date the SPT Class shall be deemed covered by the Rio Grande Plan and not this Plan and liabilities which have been allocated to the SPT class in accordance with B-5 and assets segregated to the SFP Fund in accordance with B-7 shall be deemed to be liabilities of and assets, respectively, of the Rio Grande Plan.

B-9. Conflicts Between Plan and this Supplement. This Supplement B together with the Plan comprises the Plan with respect to Participants and Beneficiaries covered by this Supplement. In the event of any inconsistencies between the provisions of the Plan and this Supplement, the terms and provisions of this Supplement shall supersede the other provisions of the Plan to the extent necessary to eliminate such inconsistency.

                                 SUPPLEMENT C
                                 ------------
                                      TO
                                      --
                     THE SANTA FE PACIFIC RETIREMENT PLAN
                     ------------------------------------


C-1.     Purpose, Use of Terms.   The purpose of this Supplement C is to set
         forth the special provisions which apply to persons who are present or former employees of Santa Fe Energy Resources, Inc. or those subsidiaries in which it directly or indirectly owns 80% or more of the value of outstanding stock (as determined under Section 414(e) of the Code) or is entitled to vote 80% or more of the outstanding stock ("Resources Group") as of the last business day of the month ("Transfer Date") in which occurs the date of distribution by the Company of its interest in the Resources Group to shareholders of the Company as of a record date to be established and to provide for a transfer of assets and liabilities with respect to such persons.

C-2. Transfer of Assets and Liabilities. As of the Transfer Date, liabilities or obligations of the Plan with respect to the Resource Class, determined in accordance with paragraph C-4, shall be transferred from the Plan to the defined benefit plan designated by Resources ("Resources Plan") and the assets of the Resources Fund determined in accordance with paragraph C-6 (in cash or kind as determined by the Investment Committee) shall be transferred from the Trust to the trust established to fund the Resources Plan ("Resources Trust").

C-3. Participating Company. Notwithstanding any provision of the Plan to the contrary, the distribution by the Company of its interest in the Resources Group to its shareholders as of a designated record date ("Distribution Date") will not constitute a termination of employment nor a partial termination of the Plan; however, on and after the Distribution Date, no member of the Resources Group will be a Participating Company in the Plan, and except as provided in the Memorandum, all members of the Resources Class will cease accruing under the Plan any additional benefit, subsidy, supplement, right or Service under Article 4 of the Plan beyond that which had been accrued as of the Distribution Date.

C-4. Transfer of Liabilities. As of the Transfer Date, the liabilities or obligations, fixed or contingent, of the Plan (including subsidies, supplements, death benefits, optional forms of benefits payment and rights or features whether or not protected under Section 411(d)(6) of the Code) ("Accrued Benefits") shall be separated for the following two classes of individuals in accordance with (i) the terms and provisions of the Spinoff Agreement between Santa Fe Pacific Corporation and Santa Fe Energy Resources, Inc., and the Memorandum of Agreement Regarding Pension Asset Transfer from SFP Retirement Plan Assets, (ii) the procedures for allocation of liabilities set forth in
         Article 15 (disregarding section 15.07, provided and only to the extent such benefits are made available under the Resources Plan), as if the Plan were to be terminated as of the Transfer Date, (iii) the requirements of Section 401(a)(12) and 414(1) of the Code and Section 208 or ERISA:

         (a) the "SFP Class" (herein referred to as such) to which Accrued Benefits shall be allocated as of the Transfer Date for or on behalf of the following persons and shall remain liabilities or obligations of the Plan:

              (1) any person who is employed with the SFP Group as of the Transfer Date;

              (2) any person whose last Covered Employment prior to the Transfer Date was with the SFP Group (excluding persons in paragraph (a)(1) and (b)(1) hereof);

              (3) any Beneficiary or Contingent Annuitant (including an eligible spouse) of a person described in paragraphs (a)(1) and (2) hereof (whether or not such benefit is being paid); and

         (b) the "Resources Class" (herein referred to as such) to which Accrued Benefits shall be allocated as of the Transfer Date for the following persons and shall be transferred to the Resources
              Plan:

              (1) any person who is employed with the Resources Group as of the Transfer Date;

              (2) any person whose last Covered Employment prior to the Transfer Date was with the Resources Group (excluding persons in paragraphs (a)(1) and (b)(1) hereof); and

              (3) any Beneficiary or Contingent Annuitant (including an eligible spouse) of a person described in paragraphs (b)(1) and (2) hereof (whether or not such benefit is being paid).

         (c) For purposes hereof and the Plan, the term "SFP Group" shall mean the Company and each Affiliated Company as of the Transfer Date.

C-5.     Nonduplication of Benefits.  As of and after the Transfer Date:

         (a) To the extent Accrued Benefits have been allocated to the Resources Class and transferred to the Resources Plan in accordance with C-4, Benefit Service used to calculate such Accrued Benefits shall not be recognized by or create Accrued Benefits with respect to the assets segregated in C-6 to the SFP Fund nor shall such persons participate in or have any right to assets in the SFP Fund; and

         (b) To the extent Accrued Benefits have been allocated to the SFP Class in accordance with C-4, Benefit Service used to calculate such Accrued Benefits shall not be recognized by or create Accrued Benefits with respect to the assets segregated in C-6 to the Resources Fund nor shall such persons participate in or have any right to assets in the Resources Fund.

C-6. Spinoff of Assets. As of the Transfer Date, the assets of the Trust shall consist of two separate funds in accordance with the Memorandum:

         (a) the "SFP Fund" (herein referred to as such) which shall consist of all assets (actual and accrued) of the Trust as of the Transfer Date and all income, losses or gains on assets held in the Trust on and after the Transfer Date other than the assets transferred to the Resources Fund as provided in paragraphs (b) and (c) below; and

         (b) the "Resources Fund" (herein referred to as such) which shall be an amount equal to the sum of (1) and (2) which sum shall be adjusted in paragraph (c) below:

              (1) is an amount determined by adjusting the Accumulated Benefit Obligation ("ABO"), established as of the October 1, 1989 valuation of the Plan (using the assumptions specified in paragraph (d) below), for all vested members of the Resources Class, including a nonvested terminated Participant who will become vested under a formal severance program if terminated before the Distribution Date or the Beneficiary or Contingent Annuitant (including an eligible spouse) of any such persons, to reflect the estimated changes in the ABO from October 1, 1989 to the Transfer Date. The adjustment shall include the following:

                   (i) Increase ABO by 9% per annum interest factor (using simple interest for any fraction of a year);

                   (ii) Increase ABO by the present value of estimated increases in Accrued Benefits during this period (based on the appropriate actuarial normal cost using regular actuarial assumptions); and

                  (III)  Decrease ABO by benefit payments made during this
                        period with interest from the date of such payment to the Transfer Date.

              (2)  is an amount equal to the product of (i) and (ii) where:

                   (i) is equal to 80% of a fraction, the numerator of which is equal to the amount determined in paragraph (b)(1) above as of the Transfer Date and the denominator of which is equal to an amount determined by adjusting the ABO established as of the October 1, 1989 valuation of the Plan for all participants and Beneficiaries or Contingent Annuitants as of the Transfer Date, including those persons for whom an ABO was calculated in paragraph (b)(1), to reflect the estimated changes in the ABO from October 1, 1989 to the Transfer Date in the same manner as provided in paragraphs (b)(1)(i),
                         (ii) and (iii); and

                   (ii) is equal to the excess of an amount equal to the fair market value of the assets of the Trust as of the Transfer Date, as determined by the trustee for such Trust over an amount determined by adjusting the ABO, established as of the October 1, 1989 valuation date of the

                         Plan for all Participants and Beneficiaries as of the Transfer Date, including those persons for whom an ABO was calculated in paragraph (b)(1), to reflect the estimated changes in the ABO from October 1, 1989 to the Transfer Date in the same manner as provided in paragraphs (b)(1)(i), (ii) and (iii).

              (c) On and after the Transfer Date and until the assets of the Resources Fund have all been finally delivered to the trustee for the Resources Trust ("Delivery Date"), the amount determined in paragraph (b) above shall be adjusted as follows to determine the final amount to be transferred on the Delivery Date:

                   (i) Such amount will be increased for Interest for the period of time between the Transfer Date and the Delivery Date;

                   (ii) Such amount will be decreased for any benefit payments (plus Interest from payment date to Delivery Date) made after the Transfer Date;

                  (iii)  Such amount will be decreased for any interim delivery of assets to the trustee for the Resources Trust prior to the Delivery Date (plus Interest from the interim date of delivery of such assets to the Delivery Date);

                   For purposes of this paragraph (c), the term "Interest" means nine percent (9%) simple interest per annum for any fraction of a year and compound interest for any twelve (12) month periods; provided, however, with respect to any assets not delivered within twelve (12) months of the Transfer Date due to the failure of the Resources Group to comply with Section III(c) of the Memorandum, the interest rate with respect to those assets shall be lowered by 1% for every succeeding twelve (12) month period or if due to the failure of the Company to complete the required valuations in a timely manner, the interest rate shall be increased by 1% for each succeeding twelve (12) month period.

                   For purposes of determining the ABO hereunder, the Committee shall be entitled to rely upon calculations employed by an actuarial firm selected by the Committee.

         (d) The following assumptions and methods will be used in the calculation of the ABO:

                                                 10/01/89 VALUE
                                                 --------------

              (1)  ABO for Covered Persons       $ 18,936,361
                   Total ABO                     $418,189,602

              (2) These ABO values will be adjusted from October 1, 1989 to the Transfer Date in the following manner:

                   (a) Increase both ABOs by 9% per annum interest factor (using simple interest for any fraction of a year);

                   (b) Increase both ABOs by the following amounts each month accumulated with 9% interest for the appropriate number of months to the Transfer Date:

                                                 INCREASE IN ABO
                                                 FOR EACH MONTH
                                                 ---------------
                        Covered Persons             $ 65,722

                        All SFP Plan Participants
                        and Beneficiaries           $726,769

                   (c) Decrease both ABOs by benefit payments made during this period, with interest from the date of such payment to the Transfer Date.

C-7. Conflicts Between Plan and This Supplement. This Supplement C together with the Plan comprises the Plan with respect to Participants and Beneficiaries covered by this Supplement. In the event of any inconsistencies between the provisions of the Plan and this Supplement, the terms and provisions of this Supplement shall supersede the other provisions of the Plan to the extent necessary to eliminate such inconsistency.

                                   EXHIBIT A
                                   ---------
                                                                        10/29/90
                            MEMORANDUM OF AGREEMENT
                     REGARDING PENSION ASSET TRANSFER FROM
                              SFP RETIREMENT PLAN
I.       BACKGROUND

Santa Fe Pacific Corporation, a Delaware corporation ("SFP"), is currently contemplating a series of corporate transactions in which the stock of certain of its second-tier subsidiaries will be distributed by SFP to its shareholders, including the stock of Santa Fe Energy Resources, Inc., a Delaware corporation ("Resources", which shall also include its subsidiaries and predecessors and successors wherever appropriate in the context used in this Agreement). Resources is currently a publicly traded corporation with approximately 18.3% of its shares outstanding and 81.7% of its shares retained by SFP. SFP contemplates the distribution of its remaining interest in Resources to its shareholders.

Effective with such distribution, Resources will no longer be a member of the SFP controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), the date Resources ceases to be such a member of the SFP controlled group being the "Distribution Date". Resources wishes to withdraw from the Santa Fe Pacific Retirement Plan ("SFP Plan") and establish a defined benefit pension plan for its employees ("Resources Pension Plan"). Resources further wishes to assume the liabilities under the SFP Plan attributable to those persons who as of the Transfer Date (as defined below) are active, disabled, vested terminated, non-vested terminated (if terminated pursuant to a formal severance program and who become vested as part of a severance program) or retired employees of Resources and their eligible beneficiaries or alternate payees pursuant to a qualified domestic relations order (collectively, "Covered Persons"), and in exchange for this assumption of liabilities, SFP agrees to cause the trustee for the SFP Plan to transfer appropriate assets from the SFP Master Retirement Trust ("SFP Trust") to the trust established by Resources to fund the Resources Pension Plan ("Resources Trust").

This Memorandum of Agreement is for the purpose of (i) setting forth the rights and obligations of the parties in respect to the transfer of assets and liabilities from the SFP Plan to the Resources Pension Plan and (ii) setting forth the procedures to be used in calculating the amount to be transferred from the SFP Trust to the Resources Trust. The transfer of assets and liabilities from the SFP Plan to the Resources Pension Plan shall, for all purposes, be deemed effective as of the Transfer Date, which shall be the last business day of the month in which the Distribution Date occurs and Resources ceases to be a member of the SFP controlled group for purposes of Section 414 of the Code. This Memorandum of Agreement shall be void and have no force or effect if the distribution of Resources stock contemplated by this Agreement does not occur.

II.      OBLIGATIONS OF RESOURCES

         (a) Resources agrees to establish the Resources Pension Plan and the Resources Trust both in accordance with the requirements of Sections 401(a) and 501(a) of the Code, effective as of the Distribution Date (or such other date as may be mutually agreed to by the parties), on the terms and conditions specified herein, and such other terms and conditions which are not inconsistent herewith.

         (b) Resources agrees to cause the Resources Pension Plan to assume all liability and obligation for the provision of all Accrued Benefits (as hereinafter defined) under the SFP Plan to the Covered Persons and on the same terms and conditions as such Accrued Benefits were provided to the Covered Persons under the SFP Plan as of the Transfer Date. For purposes of this Agreement, active employees of Resources means persons actively rendering services to Resources and includes persons who are on an authorized leave of absence (whether or not paid), disability leave with reemployment rights, vacation or other absence where such person has a right to return to active employment with Resources. A person is disabled, terminated or retired from Resources if on the last day he was an active employee covered by the SFP Plan, he or she was an employee of Resources.

For purposes of this Agreement, "Accrued Benefits" shall mean all pension and death benefits, early retirement benefits, disability benefits, subsidies, and supplements, rights or features, whether or not a "protected benefit", within the meaning of Section 411(d)(6) of the Code, accrued as of the Transfer Date.

         (c) Resources agrees that, on and after the Distribution Date, SFP and its affiliates shall not have any liability, obligation or responsibility with respect to the maintenance of the Resources Pension Plan and Resources Trust and the administration and payment of benefits to Covered Persons and that on and after the Transfer Date, SFP and its affiliates shall not have any liability, obligation or responsibility with respect to the Accrued Benefits of the Covered Persons.

         (d) Resources agrees to withdraw on the Distribution Date from participation under the SFP Plan and no Covered Person shall accrue any additional benefit thereunder on and after the Distribution Date.

         (e) Resources agrees that it will adopt such amendments to the Resources Pension Plan and Resources Trust, including retroactive amendments within the remedial amendment period, as defined by
              Section 401(b) of the Code and regulations or other authority thereunder, as is required to establish the tax qualified status of the Resources Pension Plan and to maintain such status through the Funding Date, including such provisions, if any, in the Resources Pension Plan necessary to recognize any benefit formula change retroactively adopted by the SFP Plan in order to comply with the Tax Reform Act of 1986; provided, however, SFP agrees that it shall make no amendments to the SFP Plan that materially alter the Accrued Benefits thereunder for one or more classes of participants that is effective on or before the Transfer Date, except any such amendments required by law.

III.     OBLIGATIONS OF SFP

         (a) As soon as practicable following the receipt of documents by SFP as described below, SFP will direct the trustee of the SFP Trust to effectuate a transfer of cash to the Resources Trust in an amount equal to the sum of (1) the Present Value of the Accrued Benefits ("ABO") for the Covered Persons as of the Transfer Date (as determined under Paragraph IV) and (2) 80% of the applicable percentage of Excess Assets in the SFP Plan as of the Transfer Date. For purposes of this Agreement, the "applicable percentage" shall be determined by calculating the ABO as of the Transfer Date of the Covered Persons divided by the ABO as of the Transfer Date in the SFP Plan for all SFP Plan participants and beneficiaries ("Total ABO") (as determined under Paragraph IV). The "Excess Assets" shall be an amount equal to the fair market value of all assets of the SFP Plan, (as determined and certified by the trustee of the SFP Plan's Trust) as of the Transfer Date, less an amount equal to the Total ABO in the SFP Plan as of the Transfer Date. In no event shall the amount transferred to the Resources Trust be less than that required by
              Section 414(1) of the Code.

         (b) The amount of assets to be transferred as of the Transfer Date pursuant to Paragraph III(a) shall be increased for interest for the period between the Transfer Date and the date the actual transfer of funds occurs ("Funding Date"), and decreased by any benefit payments to Covered Persons or other expense charges properly allocable to such funds or interim transfers to the Resources Trust (plus interest from the date of such payment until completion of the transfer contemplated in Paragraph III(a)). The interest rate for purposes of Paragraph III(b) shall be nine percent (9%) simple interest per annum for any fraction of a year and compound interest for any twelve (12) month periods; provided, however, if the transfer shall not be consummated by delivery of all required amounts within twelve (12) months of the Transfer Date (i) if due to Resources' failure to comply with Section III(c) hereof, the interest rate shall be lowered by one percent (1%) for every succeeding twelve (12) month period, or (ii) if due to the failure of SFP's actuary to complete all required valuations in a timely manner, the interest rate shall be increased by one percent (1%) for every succeeding twelve (12) month period.

         (c) SFP and Resources will cooperate in the filing of all documents in connection with the transfer of assets and liabilities described herein, and, notwithstanding anything contained herein to the contrary, the transfer shall not be effectuated until after (i) receipt by SFP of written evidence of the adoption by Resource of the Resources Pension Plan and Resources Trust which assumes such liabilities transferred thereto, in accordance with the terms of this Agreement, (ii) receipt by SFP of a copy of the favorable determination letter issued by the Internal Revenue Services ("IRS") with respect to the Resources Pension Plan and Resources Trust to qualify under the Code, unless, in lieu thereof, an opinion of counsel satisfactory to SFP that the Resources Pension Plan and Resources Trust are qualified under 401(a) of the Code is provided.

         (d) As to Covered Persons who are or enter into pay status prior to or after the Distribution Date but prior to the Funding Date, SFP shall cause the Trustee of the SFP Trust to pay such benefits or make an interim transfer to the Resources Trust for that purpose.

         (e) SFP shall transfer to Resources all original records in its possession relating to Covered Persons and, further, SFP agrees to provide reasonable assistance to Resources in connection with the administration of the Resources Pension Plan and to cooperate and provide access to all other appropriate records if information in the possession or control of SFP is necessary to any governmental investigation or any claims made by any governmental agency, participant, beneficiary or alternate payee against the Resources Pension Plan. Resources shall maintain the confidentiality of such records and shall obtain SFP's written approval prior to disclosure to any third party, other than a Covered Person.

         (f) SFP agrees that, on and after the Distribution Date and prior to the Transfer Date, Resources and its affiliates shall not have any liability, obligation or responsibility with respect to or arising under the SFP Plan and SFP Trust, other than with respect to the ABO of the Covered Persons. SFP further agrees that, on and after the Transfer Date, Resources and its affiliates shall not have any liability, obligation or responsibility with respect to or arising under the SFP Plan and SFP Trust.

IV.      CALCULATION OF ABOS

         The ABO on the Transfer Date and the Total ABO on such date shall each be deemed to be the amounts determined by the sum of the following:

                                                 10/01/89 VALUE
                                                 --------------

         (1)  ABO for Covered Persons             $ 18,936,361
              Total ABO                           $418,189,602

         (2) These ABO values will be adjusted from October 1, 1989 to the Transfer Date in the following manner:

              (a) Increase both ABOs by 9% per annum interest factor (using simple interest for any fraction of a year);

              (b) Increase by ABOs by the following amounts each month accumulated with 9% interest for the appropriate number of months to the Transfer Date:

                                               INCREASE IN ABO
                                               ---------------
                                                FOR EACH MONTH
                                                --------------

         Covered Persons                             $65,722

         All SFP Plan Participants
         and Beneficiaries                          $726,769

              (c) Decrease both ABOs by benefit payments made during this period, with interest from the date of such payment to the Transfer Date.

              (d) SFP shall cause the actuary for the SFP Plan to provide such data to the actuary for the Resources Pension Plan as is reasonably required to verify that the determination of the Present Value of Accrued Benefits have been made in accordance with this Agreement.

V.       RESOLUTION OF DISPUTES

In the event that questions arise under this Agreement, the parties hereto shall attempt to resolve such differences through consultation of their respective actuaries, Hewitt/Houston and TPF&C/Chicago. If the parties are unable to reach agreement with respect to any item, the issue as to which the parties are unable to agree shall be submitted to arbitration.

VI.      EXECUTION OF FURTHER AGREEMENTS AND DIRECTIONS TO SFP TRUSTEE

At such time as the parties have agreed upon the amount to be transferred, the parties shall enter into any appropriate written agreement as to the amount to be transferred and shall executive such additional documents and provide such additional information as may be appropriate to order to accomplish the transfer of funds from the SFP Trust to the Resources Trust.

                                 SUPPLEMENT D
                                 ------------
                                      TO
                                      --
                     THE SANTA FE PACIFIC RETIREMENT PLAN
                     ------------------------------------


D-1. Purpose, Use of Terms. The purpose of this Supplement D is to set forth the special provisions which apply to a Participant to whom service credit is given pursuant to the Asset Exchange Agreement, dated January 25, 1993, between Hanson Natural Resources Company ("HNRC") and Cerrillos Land Company, Santa Fe Pacific Coal Corporation, Santa Fe Pacific Mining, Inc., Western Rock Products, Inc., Santa Fe Minerals Corporation, Santa Fe Pacific Capital, Inc., SFP Minerals Corporation, Hospah Coal Company, Gallo Wash Coal Company, and Santa Fe Pacific Minerals Corporation (the "Agreement").

D-2. Participants Affected. A Participant shall be affected by this Supplement D if such person is an "HNRC Employee Hired by SF," as described in the Agreement, and in Salaried Employment with a Participating Company. In this Supplement, such person shall be referred to as a "GF Participant."

D-3. Recognition of Service. All of a GF Participant's service recognized as of the "Closing Date" (as described therein) under the GF Retirement Plan, as described in the Agreement:

         (a) for purposes of eligibility to participate, shall be recognized as of the Closing Date as hours compensated by an Affiliated Company in Article 3;

         (b) for purposes of determining the nonforfeitability of an Accrued Benefit or eligibility for an Early Retirement Benefit, shall be recognized as of the Closing Date as hours compensated by an Affiliated Company for calculating Vesting Service in this Plan; and

         (c) for purposes of calculating the amount of accrued benefit of such GF Participant, shall be recognized as of the Closing Date as Covered Employment for calculating Benefit Service in this Plan.

D-4. Offset of GF Retirement Plan Benefits. Before calculating the Normal Retirement Benefit or Early Retirement Benefit of a GF Participant under the Plan, his Accrued Benefit shall be calculated as follows:

         (a) his or her Accrued Benefit payable only in the form of a single life annuity at the later of his or her Normal Retirement Date or termination of employment with an Affiliated Company shall be determined under Article 5;

         (b) the Administration Committee shall ascertain the amount payable to such GF Participant under the "GF Retirement Plan" (as described in the Agreement) (including any qualified domestic relation orders) in the form of a single life annuity at the later of his or her Normal Retirement Date or termination of employment with an Affiliated Company; and

         (c) the Administration Committee shall subtract from the amount determined in (a) the amount ascertained in (b), whether or not such amount in (b) is actually paid in such form or on such date. Such remainder shall, for purposes of this Plan, constitute the Accrued Benefit for such GF Participant based upon the appropriate factors being taken into consideration on the date of calculation.

D-5. Plan Compensation. The salary history of a GF Participant prior to the Closing Date shall be taken into consideration as Compensation under this Plan for purposes of computing such GF Participant's Plan Compensation on and after the Closing Date.

D-6. Conflicts. This Supplement D, together with the Plan, comprises the Plan with respect to GF Participants covered by this Supplement. In the event of any inconsistencies between the provisions of the Plan and this Supplement, the terms and provisions of this Supplement shall supersede the other provisions of the Plan to the extent necessary to eliminate such inconsistency.

                                 SUPPLEMENT E
                                 ------------
                                      T0
                                      --
                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------


E-1. Purpose, Use of Terms. The purpose of this Supplement E is to set forth the special provisions which apply to persons who are present or former employees of Santa Fe Pacific Gold Corporation ("Gold") or those former or current subsidiaries in which it directly or indirectly owns 80% or more of the value of outstanding stock (as determined under Section 414 of the Code) or is entitled to vote 80% or more of the outstanding stock ("Gold Group"). As of the date ("Distribution Date") on which occurs the distribution by the Company of its interest in the Gold Group to shareholders of the Company, the Gold Group will cease to be a member of the controlled group of corporations (within the meaning of Section 414 of the Code) of which the Company is a member and will withdraw from the Plan.

E-2. Transfer of Assets and Liabilities. As of the last day of the month in which the Distribution Date occurs, unless the Distribution Date is the last day of the month in which case as of the last day of the calendar month next following the month in which the Distribution Date occurs, (the "Transfer Date"), liabilities or obligations of the Plan with respect to the Gold Class, determined in accordance with paragraph E-4, shall be transferred from the Plan to the defined benefit plan designated by Gold ("Gold Plan") and the assets of the Gold Fund determined in accordance with paragraph E-6 (in cash or kind as determined by the Investment Committee) shall be transferred from the Trust to the trust established to fund the Gold Plan ("Gold Trust").

E-3. Participating Company. Notwithstanding any provision of the Plan to the contrary, the distribution by the Company of its interest in the Gold Group to its shareholders as of the Distribution Date will not constitute a termination of employment nor a partial termination of the Plan; however, on and after the Distribution Date, no member of the Gold Group will be a Participating Company in the Plan, and except as provided in the attached Memorandum of Agreement Regarding Pension Asset Transfer from SFP Retirement Plan ("Memorandum"), all members of the Gold Class will cease accruing under the Plan any additional benefit, subsidy, supplement, right or Service under Article 4 of the Plan beyond the month in which the Distribution Date occurs.

E-4. Transfer of Liabilities. As of the Transfer Date, the liabilities or obligations, fixed or contingent, of the Plan (including subsidies, supplements, death benefits, optional forms of benefit payment and rights or features whether or not protected under Section 411(d)(6) of the Code) ("Accrued Benefits") shall be separated for the following two classes of individuals in accordance with (i) the terms and provisions of the Memorandum (ii) the procedures for allocation of liabilities set forth in Article 15 (disregarding section 15.07, provided and only to the extent such benefits are made available under the Gold Plan), as if the Plan were to be terminated as of the Transfer Date, and (iii) the requirements of Section 401(a)(12) and 414(1) of the Code and Section 208 of ERISA:

         (a) the "SFP Class" (herein referred to as such) to which Accrued Benefits shall be allocated as of the Transfer Date (excluding any Accrued Benefits allocated under paragraph (b) hereof) for or on behalf of the following persons and shall remain liabilities or obligations of the Plan:

              1. any person who is employed with the SFP Group as of or after the Transfer Date;

              2. any person with a vested accrued benefit whose last Covered Employment prior to the Transfer Date was with the SFP Group;

              3. any Beneficiary or Contingent Annuitant (including an eligible spouse) of a person described in paragraphs (a)(1) and (2) hereof (whether or not such benefit is being paid); and

              4. any person with a non-vested accrued benefit who terminated employment, who was last employed by the SFP Group or Gold Group on or before the Transfer Date and for whom benefit service has not been disregarded under Section 4.04 of the Plan.

         (b) the "Gold Class" (herein referred to as such) to which Accrued Benefits shall be allocated as of the Transfer Date (excluding any Accrued Benefits allocated under paragraph (a) hereof) for the following persons and shall be transferred to the Gold Plan:

              1. any person who is employed with the Gold Group as of or after the Transfer Date;

              2. any person with a vested accrued benefit whose last Covered Employment prior to the Transfer Date was with the Gold Group; and

              3. any Beneficiary or Contingent Annuitant (including an eligible spouse) of a person described in paragraphs (b)(1) and (2) hereof (whether or not such benefit is being paid).

         (c) For purposes hereof and the Plan, the term "SFP Group" shall mean the Company and each Affiliated Company as of the Transfer Date.

E-5.     Nonduplication of Benefits.  As of and after the Transfer Date:

         (a) To the extent Accrued Benefits have been allocated to the Gold Class and transferred to the Gold Plan in accordance with E-4, Benefit Service used to calculate such Accrued Benefits shall not be recognized by or create Accrued Benefits with respect to the assets segregated in E-6 to the SFP Fund nor shall such persons participate in or have any right to assets in the SFP Fund; and

         (b) To the extent Accrued Benefits have been allocated to the SFP Class in accordance with E-4, Benefit Service used to calculate such Accrued Benefits shall not be recognized by or create Accrued Benefits with respect to the assets segregated in E-6 to the Gold Fund nor shall such persons participate in or have any right to assets in the Gold Fund.

E-6. Spinoff of Assets. As of the Transfer Date, the assets of the Trust shall consist of two separate funds in accordance with the Memorandum:

         (a) the "SFP Fund" (herein referred to as such) which shall consist of all assets (actual and accrued) of the Trust as of the Transfer Date and all income, losses or gains on assets held in the Trust on and after the Transfer Date other than the assets transferred to the Gold Fund as provided in paragraphs (b) and (c) below; and

         (b) the "Gold Fund" (herein referred to as such) which shall be an amount determined by the Memorandum which sum shall be adjusted in the manner determined in the Memorandum until assets are actually delivered to the Gold Trust on December 31, 1994, or as soon as practicable thereafter:

              (i) Such amount will be increased for Interest for the period of time between the Transfer Date and the Delivery Date;

              (ii) Such amount will be decreased for any benefit payments (plus Interest from payment date to Delivery Date) made after the Transfer Date;

              (iii) Such amount will be decreased for any interim delivery of assets to the trustee for the Gold Trust prior to the Delivery Date (plus Interest from the interim date of delivery of such assets to the Delivery Date);

         (c) For purposes of this paragraph (c), the term "Interest" means that simple interest per annum for any fraction of a year and compound interest for any twelve (12) months periods as specified in the Memorandum; provided, however, with respect to any assets not delivered within six months of the Transfer Date due to the failure of the Gold Group to comply with the Memorandum, the interest rate with respect to those assets shall be as specified in the Memorandum.

E-7. Conflicts Between Plan and this Supplement. This Supplement E together with the Plan comprises the Plan with respect to Participants and Beneficiaries covered by this Supplement. In the event of any inconsistencies between the provisions of the Plan and this Supplement, the terms and provisions of this Supplement shall supersede the other provisions of the Plan to the extent necessary to eliminate such inconsistency.

                                   EXHIBIT A
                                   ---------

                            MEMORANDUM OF AGREEMENT
                     REGARDING PENSION ASSET TRANSFER FROM
                              SFP RETIREMENT PLAN

I.       BACKGROUND

Santa Fe Pacific Corporation, a Delaware corporation ("SFP") is currently contemplating a corporate transaction in which the stock of Santa Fe Pacific Gold Corporation ("Gold") (which shall also include its subsidiaries and predecessors and successors wherever appropriate in the context used in this Agreement) will be distributed by SFP to its shareholders. Gold is currently a publicly traded corporation with approximately 14.5% of its shares outstanding and 85.5% of its shares retained by SFP. SFP plans the distribution of its remaining interest in Gold to its shareholders.

Effective with such distribution, Gold will no longer be a member of the SFP controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), the date Gold ceases to be such a member of the SFP controlled group being the "Distribution Date."
Gold wishes to withdraw from the Santa Fe Pacific Retirement Plan ("SFP Plan") and establish a defined benefit pension plan for its employees ("Gold Pension Plan"). Gold further wishes to assume the liabilities under the SFP Plan attributable to those persons who as of the Transfer Date (as defined below) are active, disabled, vested terminated, non-vested terminated (if terminated pursuant to a formal severance program and who becomes vested as part of a severance program) or retired employees of Gold and their eligible beneficiaries or alternate payees pursuant to a qualified domestic relations order (collectively, "Covered Persons"), and in exchange for this assumption of liabilities, SFP agrees to cause the trustee for the SFP Plan to transfer appropriate assets from the SFP Master Retirement Trust ("SFP Trust") to the trust established by Gold to fund the Gold Pension Plan ("Gold Trust").

This Memorandum of Agreement is for the purpose of (i) setting forth the rights and obligations of the parties in respect to the transfer of assets and liabilities from the SFP Plan to the Gold Pension Plan and (ii) setting forth the procedures to be used in calculating the amount to be transferred from the SFP Trust to the Gold Trust. The transfer of assets and liabilities from the SFP Plan to the Gold Pension Plan shall, for all purposes, be deemed effective as of the Transfer Date, which shall be the last business day of the month in which the Distribution Date occurs, unless the Distribution Date is the last day of the month, in which case as of the last day of the calendar month next following the month in which the Distribution Date occurs and Gold ceases to be a member of the SFP controlled group for purposes of Section 414 of the Code. This Memorandum of Agreement shall be void and have no force or effect if the distribution of Gold stock contemplated by this Agreement does not occur.

II.      OBLIGATIONS OF GOLD

         (a) Gold agrees to establish the Gold Pension Plan and the Gold Trust both in accordance with the requirements of Section 401(a) and 501(a) of the Code, effective as of the Distribution Date (or such other date as may be mutually agreed to by the parties), on the terms and conditions specified herein, and such other terms and conditions which are not inconsistent herewith.

         (b) Gold agrees to cause the Gold Pension Plan to assume all liability and obligation for the provision of all Accrued Benefits (as hereinafter defined) under the SFP Plan to the Covered Persons and on the same terms and conditions as such Accrued Benefits were provided to the Covered Persons under the SFP Plan as of the Transfer Date. For purposes of this Agreement, active employees of Gold means persons actively rendering services to Gold and includes persons who are on an authorized leave of absence (whether or not paid), disability leave with reemployment rights, vacation or other absence where such person has a right to return to active employment with Gold. A person is disabled, terminated or retired from Gold if on the last day he was an active employee covered by the SFP Plan, he or she was an employee of Gold.

For purposes of this Agreement, "Accrued Benefits" shall mean all pension and death benefits, early retirement benefits, disability benefits, subsidies, and supplements, rights or features, whether or not a "protected benefit," within the meaning of Section 411(d)(6) of the Code, accrued under the SFP Plan formula as of the Transfer Date.

         (c) Gold agrees that, on and after the Distribution Date, SFP and its affiliates shall not have any liability, obligation or responsibility with respect to the maintenance of the Gold Pension Plan and Gold Trust and the administration and payment of benefits to Covered Persons and that on and after the Transfer Date, SFP and its affiliates shall not have any liability, obligation or responsibility with respect to the Accrued Benefits of the Covered Persons.

         (d) Gold agrees to withdraw on the Distribution Date from participation under the SFP Plan and no Covered Person shall accrue any additional benefit thereunder on and after the Distribution Date.

         (e) Gold agrees that it will adopt such amendments to the Gold Pension Plan and Gold Trust, including retroactive amendments within the remedial amendment period, as defined by Section 401(b) of the Code and regulations or other authority thereunder, as is required to establish the tax qualified status of the Gold Pension Plan and to maintain such status through the Funding Date, including such provisions, if any, in the Gold Pension Plan necessary to recognize such benefit formula change retroactively adopted by the SFP Plan in order to comply with the Tax Reform Act of 1986; provided, however, SFP agrees that it shall make no amendments to the SFP Plan that materially alter the Accrued Benefits thereunder for one or more classes of participants that is effective on or before the Transfer Date, except any such amendments required by law.

III.     OBLIGATIONS OF SFP

         (a) As soon as practicable following the receipt of documents by SFP as described below, SFP will direct the trustee of the SFP Trust to effectuate a transfer of cash to the Gold Trust in an amount equal to the sum of (1) the Accumulated Benefit Obligation ("ABO") for the Covered Persons as of the Transfer Date (as determined under Paragraph IV) and (2) 100% of the applicable percentage of Excess Assets in the SFP Plan as of the Transfer Date less such amounts attributable to the additional ABO incurred on June 25, 1993 relating to Hanson Natural Resources Company ("HNRC") employees. For purposes of this Agreement, the "applicable percentage" shall be determined by calculating the ABO of the Covered Persons as of the Transfer Date less the additional ABO incurred on 6/25/93 relating to HNRC employees with the result divided by the ABO in the SFP Plan for all SFP Plan participants and beneficiaries as of the Transfer Date ("Total ABO") (as determined under Paragraph IV). The "Excess Assets" shall be an amount equal to the fair market value of all assets of the SFP Plan, (as determined and certified by the trustee of the SFP Plan's Trust) as of the Transfer Date, less an amount equal to the Total

              ABO in the SFP Plan as of the Transfer Date. In no event shall the amount transferred to the Gold Trust be less than that required by
              Section 414(1) of the Code.

         (b) The amount of assets to be transferred as of the Transfer Date pursuant to Paragraph III(a) shall be increased for interest for the period between the Transfer Date and the date the actual transfer of funds occurs ("Funding Date"), and decreased by any benefit payments to Covered Persons or other expense charges properly allocable to such funds or interim transfers to the Gold Trust (plus interest from the date of such payment until completion of the transfer contemplated in Paragraph III(a)). The interest rate for purposes of Paragraph III(b) shall be the rate used by SFP to determine the Projected Benefit Obligation for the 10/1/94 SFP Plan valuation ("Applicable Discount Rate") as simple interest per annum for any fraction of a year and compound interest for any twelve (12) month periods; provided, however, if the transfer shall not be consummated by delivery of all required amounts within twelve (12) months of the Transfer Date (i) if due to Gold's failure to comply with Section III(c) hereof, the interest rate shall be lowered by one percent (1%) for every succeeding twelve (12) month period, or (ii) if due to the failure of SFP's actuary to complete all required valuations in a timely manner, the interest rate shall be increased by one percent (1%) for every succeeding twelve (12) month period.

         (c) SFP and Gold will cooperate in the filing of all documents required in connection with the transfer of assets and liabilities described herein, and, notwithstanding anything contained herein to the contrary, the transfer shall not be effectuated until after
              (i) receipt by SFP of written evidence of the adoption by Gold of the Gold Pension Plan and Gold Trust which assumes such liabilities transferred thereto, in accordance with the terms of this Agreement, (ii) receipt by SFP of a copy of the favorable determination letter issued by the Internal Revenue Service ("IRS") with respect to the Gold Pension Plan and Gold Trust to qualify under the Code, unless, in lieu thereof, an opinion of counsel satisfactory to SFP that the Gold Pension Plan and Gold Trust are qualified under 401(a) of the Code is provided.

         (d) As to Covered Persons who are or enter into pay status prior to or after the Distribution Date but prior to the Funding Date, SFP shall cause the Trustee of the SFP Trust to pay such benefits or make an interim transfer to the Gold Trust for that purpose.

         (e) SFP shall transfer to Gold all original records in its possession relating to Covered Persons and, further, SFP agrees to provide reasonable assistance to Gold in connection with the administration of the Gold Pension Plan and to cooperate and provide access to all other appropriate records if information in the possession or control of SFP is necessary to any governmental investigation or any claims made by any governmental agency, participant, beneficiary or alternate payee against the Gold Pension Plan. Gold shall maintain the confidentiality of such records and shall obtain SFP's written approval prior to disclosure to any third party, other than a Covered Person.

         (f) SFP agrees that, on and after the Distribution Date and prior to the Transfer Date, Gold and its affiliates shall not have any liability, obligation or responsibility with respect to or arising under the SFP Plan and SFP Trust, other than with respect to the ABO of the Covered Persons. SFP further agrees that, on and after the Transfer Date, Gold and its affiliates shall not have any liability, obligation or responsibility with respect to or arising under the SFP Plan and SFP Trust.

IV.      CALCULATION OF ABOS

         The ABO on the Transfer Date and the Total ABO on such date shall each be deemed to be the amounts determined by the sum of (a) and (b) below:

         (a) The ABO for Covered Persons and Total ABO as of 10/1/94 valuation using such assumptions used in the SFP Plan valuation and if the Distribution Date is after September 30, 1994, the estimated increase in ABO from October 1, 1994 to the Transfer Date using 1/12 of the annual unit credit service cost for each month in which additional service is accrued by Covered Persons.

         (b) The adjustment in each ABO from October 1, 1994 to the Transfer Date shall be made in the following manner:

              (1) The increase in each ABO by per annum interest factor based upon the Applicable Discount Rate (using simple interest for any fraction of a year); and

              (2) Decrease both ABOs by benefit payments made during this period, with interest from the date of such payment to the Transfer Date.

         (c) SFP shall cause the actuary for the SFP Plan to provide such data to the actuary for the Gold Pension Plan as is reasonably required to verify that the determination of the Accumulated Benefit Obligations have been made in accordance with this Agreement.

V.       RESOLUTION OF DISPUTES

In the event that questions arise under this Agreement, the parties hereto shall attempt to resolve such differences through consultation of their respective actuaries. If the parties are unable to reach agreement with respect to any item, the issue as to which the parties are unable to agree shall be submitted to arbitration.

VI.      EXECUTION OF FURTHER AGREEMENTS AND DIRECTIONS TO SFP TRUSTEE

At such time as the parties have agreed upon the amount to be transferred, the parties shall enter into an appropriate written agreement as to the amount to be transferred and shall execute such additional documents and provide such additional information as may be appropriate to order to accomplish the transfer of funds from the SFP Trust to the Gold Trust.

                                 SUPPLEMENT F
                                 ------------
                                      T0
                                      --
                       SANTA FE PACIFIC RETIREMENT PLAN
                       --------------------------------


F-1. Purpose. The purpose of this Supplement F is to provide early retirement window benefits to certain Participants in order to facilitate any work force reductions which are considered desirable by the Company or a Participating Company from time to time due to special circumstances.

F-2. Establishment of Offering Periods and Eligible Groups. The voluntary or involuntary offering periods and eligible groups of Participants for an early retirement window benefit provided under this Supplement shall be as described in Paragraph F-8 below. Notwithstanding the provisions of Section 16.04 of this Plan, the Chairman of the Board of Directors and Chief Executive Officer of the Company shall, in his or her discretion by written notice to the Secretary of the Company and the Administration Committee, amend Paragraph F-8 of this Supplement (but not in a manner to conflict with the eligibility requirements of Paragraph F-3) to establish the offering period or periods for an early retirement window benefit provided under this Supplement; indicate whether such offering period covers only voluntary or involuntary termination of employment and, if involuntary, describe which types of involuntary termination of employment will qualify for an early retirement window benefit; and define the group of eligible Participants which shall constitute the eligible group for each such offering period. However, no offering period may exceed twelve months in duration or commence after December 31, 1997.

F-3. Eligibility for an Early Retirement Window Benefit. Each Participant, who during an applicable offering period (i) is in Covered Employment,
         (ii) is a member of an eligible group of Participants with respect to such offering period, and (iii) has attained a status under at least one of the formulas in the following table which qualifies them to be eligible for an early retirement window benefit, shall be eligible for an early retirement window benefit.

        | ================================================== |
        | Status of Participant as of the last date of the   |
        | Offering Period in order to qualify.               |
        | -------------------------------------------------- |
        |   (1)  A Participant whose age and Vesting         |
        |        Service, when added together, total seventy |
        |        (70) or more years.                         |
        | -------------------------------------------------- |
        |   (2)  A Participant who has attained at least age |
        |        fifty-five (55) and earned at least ten     |
        |        (10) years of Vesting Service.              |
        | ================================================== |

         The early retirement window benefit under this Supplement represents a limited, temporary offering only during the applicable offering period described herein and only to those then eligible Participants, and no benefits are available under this Supplement to other non-qualifying Participants or to qualifying Participants at times other than indicated in Paragraph F-8.

F-4. Entitlement to a Voluntary Termination Early Retirement Window Benefit. With respect to a voluntary termination offering period, a Participant who is eligible for an early retirement window benefit under Paragraph F-3 will be entitled to an early retirement window benefit determined in Paragraph F-6 if he or she satisfies each of the following requirements.

         (1) The Participant delivers (A) a signed and notarized notice of his or her termination of employment date ("Termination Date") to the Participating Company at least ten business days prior to such Termination Date and (B) a signed and notarized waiver agreement as may be required by subparagraph F-4(3) hereof and the Committee.

         (2) The Participant voluntarily terminates his or her employment with an Affiliated Company (other than a transfer of employment to another Affiliated Company) on a Termination Date no later than the last day of the offering period unless extended at the discretion of the Company.

         (3) The waiver agreement a Participant delivers under subparagraph F-4(1) hereof shall (a) specifically waive any and all rights and claims the Participant may have to benefits under this Plan, other than the early retirement window benefit, the Age Discrimination in Employment Act ("ACT"), or any other rights or claims which the Participant may have against any Affiliated Company under contract or applicable law, and (B) be a valid enforceable waiver under this Plan, such Act, contract or applicable law against the Participant and his representatives, heirs and assigns. Failure of a waiver agreement to be validly enforceable against a Participant shall result in retroactive nullification of such Participant's entitlement to an early retirement window benefit and any monthly early retirement window benefit paid to such Participant in excess ("Excess Payment') of what he or she would have bene entitled to receive under this Plan (disregarding the application of this Supplement) shall be immediately due and payable to the Trust without further notice. In the event a Participant shall contest the validity of such wavier agreement, the early retirement window benefit shall be reduced by an amount equal to the Excess Payment until the matter is settled or finally resolved by judicial decree or arbitration. If the waiver agreement is determined to have been valid and enforceable, such suspended amounts will be paid to such Participant in a single sum payment without interest or mortality consideration.

F-5. Entitlement to an Involuntary Termination Early Retirement Window Benefit. With respect to an involuntary termination offering period, a Participant who is eligible for an early retirement window benefit under Paragraph F-3 will be entitled to an early retirement window benefit determined under Paragraph F-6 if he or she satisfies each of the following requirements:

         (1) The Participant is involuntarily terminated from employment with an Affiliated Company no later than the last day of the offering period unless the termination date is extended at the discretion of the Company;

         (2) The reason for such Participant's involuntary termination of employment is one of the permissible reasons set forth in Paragraph F-8 which is applicable to the Participant's eligible group; and

         (3) The Participant deliver, within forty-five business days of being notified of his or her termination of employment by an authorized employee of a Participating Company, a signed and notarized waiver agreement to the Participating Company which (A) specifically waives any and all rights and claims the Participant may have to benefits under this Plan, other than the early retirement window benefit, the Act, or any other rights or claims which the Participant may have against any

              Affiliated Company under contract or applicable law, and (B) shall be a valid, enforceable waiver under this Plan, such Act, contract or applicable law against the Participant and his representatives, heirs and assigns. Failure of a waiver agreement to be validly enforceable against a Participant shall result in retroactive nullification of such Participant's entitlement to an early retirement window benefit and any monthly early retirement window benefit paid to such Participant in excess ("Excess Payment") of what he or she would have been entitled to receive under this Plan (disregarding an early retirement window benefit available under this Supplement) shall be immediately due and payable to the Trust without further notice. In the event a participant shall contest the validity of such waiver agreement, the early retirement window benefit shall be reduced by an amount equal to the Excess Payment until the matter is settled or finally resolved by judicial decree or arbitration. If the waiver agreement is determined to have been valid and enforceable, such suspended amounts will be paid to such Participant in a single sum payment without interest or mortality consideration.

F-6 Amount of Early Retirement Window Benefit. Each eligible Participant who is entitled to an early retirement window benefit under this Supplement shall have his or her Normal Retirement Benefit, Early Retirement Benefit or Vested Retirement Benefit (generically referred to as a "Retirement Benefit"), whichever is applicable to such Participant after application of the following, recalculated in accordance with the following adjustments:

         (1) The Participant's Railroad Benefit Service shall be increased by four (4) years, provided no such increase will result in the Participant's total Benefit Service exceeding a maximum of forty
              (40) years; and provided further, the four (4) year increase will not apply for purposes of determining a Participant's eligibility for Tier II benefits under the Railroad Retirement Act as provided in Section 5.05 of this Plan.

         (2) The Participant's age shall be increased by four (4) years for the sole purpose of determining the nature (after application of subparagraph (3) hereof) of his or her Retirement Benefit (e.g., Normal, Early or Vested) and the number of months of Early Retirement Reduction factors to be applied for early payment to his or her Retirement Benefit, if any.

         (3) The Participant's Years of Vesting Service shall be increased by four (4) years.

         (4) The monthly Early Retirement Reduction factor to be applied for early payment of the Early Retirement Benefit or Vested Retirement Benefit, if applicable, under Section 7.03 of this Plan shall be changed to .167% or 1/6% per month.

         (5) The eligibility of a Participant for the Early Retirement Supplemental Benefit under Section 7.04 of this Plan shall be determined after application of subparagraphs (2) and (3) hereof, provided however, the four (4) years added under subparagraph (2) hereof to the Participant's age shall be disregarded for purposes of determining when payments of the Early Retirement Supplemental Benefit will cease.

         (6) None of the above shall apply to any Predecessor Plan benefit formula applicable to this Plan.

         (7) Notwithstanding any provision of the Plan to the contrary, Participants who receive a Vested Retirement Benefit pursuant to Supplement F shall receive the Early Retirement Supplemental Benefit described in Section 7.04.

         (8) Notwithstanding any provision of the Plan to the contrary, a Participant who receives a retirement benefit pursuant to Supplement F shall not receive vesting or benefit service under
              Section 4.01(d) and 4.02(e), respectively.

F-7 Form of Payment: The early retirement window benefit determined under Paragraph F-6 of this Supplement represents the amount of benefit that is payable under the life annuity form of payment described in Section 9.01(a) of this Plan commencing on the first day of the month on or after the date of the Participant's termination of employment with the Company and all Affiliated Companies. However, the early retirement window benefits under this Supplement shall be payable in the same form of payment and subject to the same election and consent requirements as the Participant's benefits determined without regard to this Supplement, as determined under Article 9, and shall be subject to the same adjustment factor for such form of payment, if applicable.

F-8 Form of Offering Periods and Eligible Groups. The early retirement window benefit provided under this Supplement shall be available only during the following offering periods and only to the following eligible groups of Participants.

         During the Involuntary            The Eligible Group of
         Offering Period from:             Participants shall be:
         ----------------------            ----------------------

         __________________ 19__ to        All __________________
         __________________ 19__           salaried employees of
                                           ______________________
         Reason for Involuntary            Company in Covered
         Termination of Employment         Employment in its

         _________________________         ______________________
         _________________________         Department at
         _________________________         ______________________
                                           Location

         _________________________________________________________

         During the Voluntary              The Eligible Group of
         Offering Period from:             Participants shall be:
         ----------------------            ----------------------

         __________________ 19__ to        All __________________
         __________________ 19__           salaried employees of
                                           ______________________
                                           Company in Covered
                                           Employment in its

                                           ______________________
                                           Department at
                                           ______________________
                                           Location

                                  SCHEDULE A
                                  ----------
                                OPTION FACTORS
                                --------------


For benefits payable under optional forms of payment, the following factors shall be used for determining actuarial equivalence. The factors shall be multiplied by the benefit payable on a life-only annuity basis, and the resulting benefit amount represents the actuarial equivalent benefit payable on the specified form of payment.

                                            Adjustments to Base Factor For Each Year Participant's Age:
                                           -----------------------------------------------------------
                                                                           Is Less Than       Is More Than
      Form of Payment          Factor  Is Less Than 65  Is More Than 65  Beneficiary's Age  Beneficiary's Age
      ---------------          ------  ---------------  ---------------  -----------------  -----------------
   Certain and life option
   with certain period of:

               10 years          .920        +.005            -.005              None               None

   Contingent annuitant
   option, with the
   following percentage
   continued to the
   beneficiary:

               50%               .900        +.004            -.004             +.004              -.004
               66-2/3%           .870        +.005            -.005             +.005              -.005
               100%              .815        +.006            -.006             +.006              -.006

If required, factors for certain periods or contingent benefit percentages other than those shown above may be determined by interpolating between the factors shown. In no case may any factors exceed 0.999.

Unless the Plan specifically states otherwise, actuarial equivalence for any other purpose under the Plan shall be based on the following assumptions.

       .    Interest discount rate:  8% per annum

       . Mortality table: The Mortality Table specified in IRS Revenue Ruling 95-6 or such Mortality Table as is promulgated to specifically supersede such Table.

This Schedule A contains factors for a variety of options, not all of which may be available to a participant under the terms of the plan. In all cases, the provisions of the plan document shall control eligibility for any form of benefit.